UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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iMedia Brands, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iMedia Brands, Inc.
6740 Shady Oak Road
Eden Prairie, MN 55344-3433

June 1, 2020

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of iMedia Brands, Inc., a Minnesota corporation (the “Company”), to be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota, on July 13, 2020 at 9:00 a.m. CT.

This year we are again taking advantage of a Securities and Exchange Commission rule allowing us to furnish our proxy materials over the Internet. You will receive a Notice Regarding Availability of Proxy Materials that will tell you how you can access our proxy materials which describe the matters to come before the meeting. It also will tell you how to request a paper or e-mail copy of our proxy materials.

We hope that you will be able to attend the meeting and we look forward to seeing you. Whether or not you plan to attend the Annual Meeting, please take the time to vote. Please vote your shares as instructed in the Notice Regarding Availability of Proxy Materials, or on your proxy card if you requested paper materials, and send your proxy through the Internet, telephone or mail as soon as possible so that your proxy is received prior to the Annual Meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes. Please vote as quickly as possible, even if you plan to attend the Annual Meeting.

Your vote is extremely important regardless of the number of shares you own.

Sincerely,

Timothy A. Peterman
Chief Executive Officer

iMedia Brands, Inc.
6740 Shady Oak Road
Eden Prairie, MN 55344-3433

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 13, 2020

To the Shareholders of iMedia Brands, Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of iMedia Brands, Inc., a Minnesota corporation (the “Company”), will be held at our offices located at 6690 Shady Oak Road (Human Resources Entrance), Eden Prairie, Minnesota on July 13, 2020 at 9:00 a.m. CT, or at any adjournments or postponements thereof. The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	To elect eight persons to serve as directors on our Board of Directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	To approve, on an advisory basis, the 2019 compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

3.	To approve the 2020 Equity Incentive Plan;

4.	To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock;

5.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021; and

6.	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Only Company shareholders of record as of the close of business on May 28, 2020 will be entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Your vote is extremely important. Even if you own only a few shares, and whether or not you plan to attend the meeting, you are requested to promptly vote either (1) through the Internet at the address listed on the Notice Regarding Availability of Proxy Materials or the proxy card, (2) by calling a toll-free telephone number listed on the proxy card or (3) by marking, signing and dating the proxy card and mailing it in the envelope provided.

Note – We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person or at the scheduled location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor https://investors.imediabrands.com/overview/default.aspx for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors

Timothy A. Peterman
Chief Executive Officer

June 1, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement and Form 10-K are available at www.proxyvote.com

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iMedia Brands, Inc.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 13, 2020

This proxy statement is being furnished to holders of shares of common stock of iMedia Brands, Inc., a Minnesota corporation (the “Company” or “iMedia”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on July 13, 2020 at 9:00 a.m. CT, or at any adjournments or postponements thereof, for the purposes set forth herein. The Annual Meeting will be held at our offices located at 6690 Shady Oak Road (Human Resources entrance), Eden Prairie, Minnesota. The mailing of the Notice Regarding Availability of Proxy Materials, and the mailing of this proxy statement to shareholders who requested paper materials, will commence on or about June 1, 2020.

This proxy statement contains important information to consider when deciding how to vote on the matters set forth in the Notice of Annual Meeting of Shareholders. In this proxy statement, the terms “iMedia,” the “Company,” “we,” “our,” “ours,” and “us” refer to iMedia Brands, Inc. Our principal executive offices are located at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433 and our main telephone number is (952) 943-6000.

Voting Matters and Voting Recommendations

The following proposals are included in this proxy statement and are scheduled to be voted on at the meeting. The Board recommends that you vote your shares as indicated below.

PROPOSALS:	THE BOARD’S VOTING RECOMMENDATIONS:	RATIONALE FOR SUPPORT:	FOR FURTHER DETAILS:
1.	Elect the eight directors identified in this proxy statement, each for a term of one year.	“FOR” each nominee to the Board	Our nominees are distinguished leaders who bring a mix of skills and qualifications to the Board and can represent the interests of all shareholders.	Page 2
2.	Approve the compensation of our named executive officers on an advisory basis.	“FOR”	Our executive compensation program is designed to attract and retain exceptional leaders and enable them to behave like owners.	Page 25
3	Approve the 2020 Equity Incentive Plan.	“FOR”	Approval of the 2020 Equity Incentive Plan ensures that the Company can continue to grant equity-based awards in order to attract and retain talented directors and key employees.	Page 28
4.	Approve the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock.	“FOR”	The Board believes that the amendment is necessary to maintain flexibility to issue shares of common stock for future corporate needs.	Page 35
5.	Ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending January 30, 2021.	“FOR”	The Audit Committee of the Board believes that it is in the best interests of the Company and its shareholders to retain Deloitte & Touche LLP.	Page 43

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Proposal No. 1 is a proposal to elect eight persons to serve as directors on our Board of Directors. Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified, or his or her earlier resignation or removal. All of the Board’s director nominees have consented to be named in this proxy statement and to serve as a director, if elected.

Our Corporate Governance and Nominating Committee (the “Governance Committee”) reviewed the makeup of the Board and recommended that each person named below be nominated for election as directors. All of the nominees named below were elected to serve as directors at our 2019 Annual Meeting of Shareholders, except for Jill Krueger who was appointed to the Board in September 2019 based on the recommendation of our Chief Executive Officer and Timothy Peterman who was appointed to the Board in April 2020 based on the recommendation of the independent members of the Board.

Based upon the recommendation of our Corporate Governance and Nominating Committee, the Board unanimously nominated the individuals recommended by the Governance Committee for election as directors. We did not retain any third party to assist in identifying or evaluating the nominees. Assuming shareholders elect all the director nominees named in this proxy statement at the Annual Meeting, we will have eight directors. The Board has authority under our By-Laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual meetings. Your proxy holder will vote your shares for the Board’s nominees unless you instruct otherwise.

If prior to the Annual Meeting the Board should learn that any of its nominees will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of its nominees will be unable to serve. There are no family relationships between any director, executive officer, or person nominated to become a director.

Directors are elected by a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter. Assuming a quorum is present, the eight validly nominated individuals receiving the highest number of votes cast at the Annual Meeting will be elected directors.

Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board. The Board recommends that shareholders vote FOR each of the eight director nominees named below to constitute the Board:

Michael Friedman has been an owner and officer of Sterling Time, LLC, which is the exclusive distributor of Invicta Watch Company of America, Inc. (“IWCA”) watches and watch accessories for television home shopping and our long-time vendor, since 2005. Sterling Time, LLC has served as a vendor to the Company for over 20 years. We agreed pursuant to the common stock and warrant purchase agreement described under “Certain Relationships and Related Transactions” below to appoint Mr. Friedman to the Board. Mr. Friedman also serves on the Board of Trustees of Beth Medrash Govoha which is the world’s foremost Rabbinical College. Mr. Friedman brings to the Board both financial and operational expertise.

Landel C. Hobbs has served as the Company’s Chairman of the Board since August 2016 and prior to that time served as Vice Chair since 2015. He is the founder and has been Chief Executive Officer of LCH Enterprises LLC, a consulting and investment firm that operates in the broader technology, telecommunications and media space, since 2010. Mr. Hobbs previously served as Chief Operating Officer of Time Warner Cable (“TWC”) from 2005 until the end of 2010 and was Chief Financial Officer of TWC from 2001 until 2005. He served as Vice President of Financial Analysis and Operations Support for all divisions of AOL Time Warner from September 2000 until October 2001. Mr. Hobbs also served in various positions, including Senior Vice President, Controller and Chief Accounting Officer, of Turner Broadcasting System, Inc. from 1993 until 2000. Before joining Turner in 1993, he served as Senior Vice President and Audit Director of Banc One Illinois Corporation and as a Senior Manager with KPMG Peat Marwick. He is currently Chairman of the National 4H Council. He was previously the Chairman of The Dyslexia Resource Trust, Lead Director of Allconnect, Chair and a Director of CSPAN, a Trustee of Women in Cable Television, and a Broadcasting and Cable Hall of Fame Member. Mr. Hobbs brings to the Board significant cable and broadcast television expertise which is invaluable to the Company and management when assessing and structuring both cable and satellite distribution and other carriage deals. Mr. Hobbs also has an extensive finance and operations background which benefits the Board with analyzing financial transactions, financial reporting as well as accounting oversight.

Benoît Jamar has been an investor since 2000 and, since December 2017, has served as a director of SunEdison, a formerly public alternative energy company that emerged from Chapter 11 as a privately held company. From April 2014 to January 2016, Mr. Jamar served as managing director of investment bank Jacob Securities, and from September 2009 through April 2014 he served as managing partner of OBX Partners LLC, an investment banking firm. He was a partner at Vik Brothers International from March 2004 to September 2009, and from March 2001 to March 2004 served as managing director of Sheffield Merchant Banking Group, the investment banking arm of CRT Capital. From 1989 to 2001 Mr. Jamar served as managing director of Donaldson, Lufkin & Jenrette, from 1986 to 1989 he served as a vice president at Lehman Brothers, and from 1982 to 1986 he was an assistant vice president for Citibank. Mr. Jamar brings to the Board significant experience working with companies on financial restructurings and sophisticated financial transactions.

Jill Krueger has served as the president and CEO of Symbria, Inc., located in Warrenville, Illinois, since it was founded in 1995. Symbria is a leading national developer and provider of innovative, outcome-driven programs that enhance the lives of the geriatric population. Prior to joining Symbria, she was a partner at KPMG LLP, an international accounting firm. Ms. Krueger is a Certified Public Accountant and a Certified Management Accountant, and she is experienced in corporate governance, having served as a director of two publicly-traded boards, six privately held for-profit or limited liability company boards, and three nonprofit boards. Ms. Krueger currently serves on the board of publicly traded Capital Senior Living and is also a member of the compensation committee and serves as the chair of the audit committee. Additionally, she serves as a member of the board and steering committee of the American Board of Post-Acute and Long-Term Care Medicine. Ms. Krueger brings to the Board significant financial, accounting and operational experience.

Eyal Lalo has been owner, Chief Executive officer and member of the board of directors of IWCA, a designer and manufacturer of Invicta-branded watches and watch accessories, since December 1996. Under Mr. Lalo’s leadership, IWCA has been recognized for its vast amount of design and product innovations targeted to all demographics and age groups, and a strong following from collectors worldwide. For over 20 years Mr. Lalo has worked very closely with the Company to develop fundamental strategies to drive sales growth benefiting IWCA and the Company. Through his service on the Board, his experience may now be applied to all product categories within our portfolio. Mr. Lalo has served as Vice Chair of the Company’s Board of Directors since May 2, 2019 and was appointed to the Board in accordance with the terms of the common stock and warrant purchase agreement described under “Certain Relationships and Related Transactions.” Mr. Lalo brings to the Board experience in consumer product design, sales, development and manufacturing, as well as operational expertise.

Lisa A. Letizio has served as a senior advisor and principal to LivingHR, Inc., a culture first consulting and search group, since 2014. She served as the Chief Human Resources Officer at HSN, Inc. from 1998 to 2014. In that role, Ms. Letizio oversaw the Human Resources teams for all of HSNi, a retail portfolio that encompassed HSN, a leading interactive multichannel retailer, and Cornerstone, a multichannel retailer of lifestyle brands including Frontgate, Garnet Hill and Ballard Designs. Ms. Letizio’s responsibilities at HSNi included talent acquisition and assessment, leadership development, compensation, employee engagement, benefits/wellness, work life programs and community affairs. Prior to joining HSNi, Ms. Letizio was Vice President of Human Resources of The Timberland Company from 1992 to 1998. During her tenure at The Timberland Company, Ms. Letizio built the company’s global human resources function, establishing world-wide pay and benefits systems as well as recruiting top leadership talent across Europe, the Dominican Republic and Puerto Rico. Ms. Letizio is a board member and chairs the advisory council of the St. Petersburg Arts Alliance. Ms. Letizio provides the Board with valuable talent acquisition and assessment, leadership development, and compensation experience obtained over her more than 20-year career in the consumer goods and home shopping industries. Her deep experience in these areas provides the Board with strategic and operational leadership and critical insights into human resources and executive compensation issues.

Timothy A. Peterman rejoined our company as Chief Executive Officer in May 2019 and was appointed as Interim Chief Financial Officer in January 2020 and as a member of the board in April 2020. He previously served as our Chief Financial Officer beginning in March 2015, and was promoted to Chief Operating Officer / Chief Financial Officer in June 2017. He served in these roles until April 2018 and served as a non-officer employee of our company through June 1, 2018. Most recently, Mr. Peterman served as Chief Operating Officer and Chief Financial Officer at Amerimark Interactive from April 2018 to May 2019. Prior to joining our company in March 2015, Mr. Peterman served as Chief Operating Officer for The J. Peterman Company, an ecommerce apparel brand, since 2011. From 2009 to 2011, he served various senior roles, including Chief Operating Officer, Chief Financial Officer and strategy consultant of Synacor, an interactive media technology company. Previously, Mr. Peterman served almost six years at The E.W. Scripps Company in various senior roles, including Senior Vice President of corporate development. From 1999 to 2002, he was Chief Operating Officer and Chief Financial Officer of IAC’s broadcasting and cable divisions, which included USA Network & Sci-Fi Channel. Mr. Peterman also spent almost six years in senior financial roles at Tribune Company. Mr. Peterman began his career at KPMG in Chicago in 1989 and is a CPA.

Aaron P. Reitkopf has been a Global Board Member of MullenLowe Group Global, an integrated marketing communications network consisting of specialized agencies in communications, media, CRM, public relations and experience-led transformation, since 2018. In addition, since 2010 Mr. Reitkopf has served as the Global Chairman of MullenLowe Profero, a global, experience-led transformation agency and part of MullenLowe Group. He has also served on the board of Amref, the largest healthcare NGO in Africa, since 2017. From 1996 to 2010, Mr. Reitkopf served as Chief Executive Officer and President of KBS+, a marketing communications company. Prior to that Mr. Reitkopf worked in various positions for different advertising agencies. Mr. Reitkopf brings to the Board expertise in marketing and communications across all channels.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Shareholder Communications with the Board of Directors

Persons interested in communicating with the Board are encouraged to contact the Chair of the Board, all outside directors as a group, or an individual director by submitting a letter or letters to the desired recipients in an envelope labeled with “Chair of the Board” or the names of specified directors. This letter should be placed in an envelope and mailed to iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. The Corporate Secretary will forward the communication to the designated recipient(s) or the Chair of the Board.

Attendance at Shareholder Meetings

The directors are encouraged, but not required, to attend all meetings of our shareholders. None of our then-serving directors attended our 2019 Annual Meeting of Shareholders.

Composition of the Board

Certain information about our current directors is set forth below (ages are as of May 29, 2020).

Name	Age	Director Since	Positions Currently Held with the Company
Michael Friedman	49	2019	Director
Landel C. Hobbs	57	2014	Chair of the Board
Benoît Jamar	65	2019	Director
Jill Krueger	60	2019	Director
Eyal Lalo	45	2019	Vice Chair of the Board
Lisa A. Letizio	57	2015	Director
Timothy A Peterman	53	2020	Director
Aaron P. Reitkopf	53	2019	Director

Board Leadership Structure and Risk Oversight

Landel C. Hobbs was appointed Chair of the Board in August 2016, and Eyal Lalo was appointed Vice Chair of the Board on May 2, 2019. The Chair of the Board and the Chief Executive Officer are currently separate offices. The Board believes that having separate positions and having an independent director serve as Chair of the Board is the appropriate leadership structure for us and demonstrates our commitment to good corporate governance. The Board retains the right to exercise its discretion in combining or separating the offices of Chair of the Board and Chief Executive Officer if it believes it is in the best interest of the Company and its shareholders, in light of all circumstances at any particular time.

The Company’s management is responsible for risk management on a day-to-day basis and engages annually in a formal Enterprise Risk Management (“ERM”) process. ERM is a process applied in a strategy setting across the Company and is designed to identify and manage potential events or risks that may affect the Company and to provide reasonable assurance regarding the achievement of Company objectives. The Company develops an assessment of major risks facing the Company and mitigation plans as part of its annual strategic planning process, incorporating any new risk treatment strategies into normal business activities. Input gathered from the Board is analyzed and incorporated into the process.

The Board oversees the risk management activities of management directly and through the committees of the Board by discussing with management the policies and practices utilized by management in assessing and managing risks and by providing input on those policies and practices. In general, the Board oversees risk management activities relating to business strategy, strategic transactions, capital allocation, legal and regulatory risk, and operational risks; the Audit Committee oversees the ERM process and risk management activities related to certain financial risks; the Human Resources and Compensation Committee (the “HR and Compensation Committee”) oversees risk management activities relating to the Company’s compensation policies and practices and organizational risk; and the Governance Committee oversees risk management activities relating to Board composition and function. Each committee reports to the full Board on a regular basis, including reports with respect to the respective committee’s risk oversight activities as appropriate. Certain key risks and related mitigation plans are also reviewed more in depth throughout the year either by the Board or its committees. Management and the Board regularly review and discuss appropriate strategies to monitor and assess the effectiveness of risk treatment for long-term success.

Director Independence

Mses. Krueger and Letizio and Messrs. Hobbs, Jamar and Reitkopf, constituting a majority of the Board, have been determined to be independent as that term is used in Section 10A of the Exchange Act of 1934 and as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The Board has determined that Messrs. Friedman, Lalo and Peterman are not independent as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

Committees of the Board of Directors

On-going committees established and maintained by the Board include the Audit Committee, the HR and Compensation Committee and the Governance Committee. The following table sets forth the membership of each of our standing committees as of May 28, 2020:

Director	Audit Committee	HR and Compensation Committee	Governance Committee
Michael Friedman	—	—	—
Landel C. Hobbs	Member	—	Chair
Benoît Jamar	Member	—	—
Jill Krueger	Chair	Member	—
Eyal Lalo	—	—	—
Lisa A. Letizio	—	Chair	Member
Timothy A. Peterman	—	—	—
Aaron P. Reitkopf	—	Member	Member

Audit Committee

The Audit Committee consists of Ms. Krueger (Chair) and Messrs. Hobbs and Jamar. All members of the Audit Committee are independent as that term is used in Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. The Board has determined that all members of the Audit Committee comply with Nasdaq’s financial-literacy requirements and that Ms. Krueger and Messrs. Hobbs and Jamar each qualifies as an Audit Committee financial expert as defined by the SEC’s regulations.

The Audit Committee is established by the Board for the primary purpose of assisting the Board in overseeing:

•	management’s process for ensuring the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits;

•	the Company’s compliance with legal and regulatory requirements;

•	the registered public accounting firm’s (independent auditor’s) qualifications and independence;

•	the performance of the Company’s independent auditor and internal audit function, if applicable; and

•	the Company’s systems of disclosure controls and procedures and internal controls over financial reporting.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The role of the Audit Committee is described above and in the Audit Committee charter, which is reviewed annually and can be found on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx. The Audit Committee charter complies with the standards set forth in SEC and applicable stock exchange regulations.

HR and Compensation Committee

The HR and Compensation Committee consists of Ms. Letizio (Chair), Ms. Krueger and Mr. Reitkopf. All members of the HR and Compensation Committee are independent directors as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules and are non-employee directors as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The HR and Compensation Committee charter complies with the standards set forth in SEC and applicable stock exchange regulations.

The responsibilities of the HR and Compensation Committee are set forth in the HR and Compensation Committee charter, which is reviewed annually and can be found on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx.

Among other duties, the HR and Compensation Committee has the responsibility to:

•
establish executive compensation strategy, including base salary, incentive compensation and any other compensation elements and evaluate the strategy in light of the Company’s non-binding advisory say on pay vote;

•
ensure that all executive officers are compensated in a manner consistent with such strategy, internal considerations, competitive practices and the requirements of regulatory agencies, and that they are not incentivized to take an undue amount of risk;

•	oversee our stock-based incentive plans and approve all grants to executive officers made in connection with those plans;

•	review and approve (i) the components of and total cash compensation for our Chief Executive Officer, and (ii) stock-based grants to our Chief Executive Officer;

•
review and approve any employment agreements or severance arrangements for the Chief Executive Officer or other members of senior management, including change-in-control provisions, plans or agreements;

•	monitor our employee benefit plans and discharge the duties imposed on the committee by the terms of those plans;

•	oversee succession planning for the Chief Executive Officer and other members of the senior executive team;

•	annually review and recommend to the Board cash and equity compensation for members of the Board and its Committees;

•	review and discuss with Company management the Compensation Discussion and Analysis;

•	annually evaluate the performance of the committee and the adequacy of the committee’s charter, and report the evaluation to the Board; and

•	perform other duties or functions deemed appropriate by the Board.

Compensation decisions for the named executive officers (other than the Chief Executive Officer) and the other corporate officers directly reporting to the Chief Executive Officer are made by the HR and Compensation Committee, upon the recommendation of our Chief Executive Officer. For the Chief Executive Officer, the compensation decisions are made by the HR and Compensation Committee. Under its charter, the HR and Compensation Committee has the authority to engage, review and approve the payment of fees to or terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities.

The HR and Compensation Committee’s meeting agendas are determined by its Chair, with the assistance of the Human Resources department and the Corporate Secretary. The HR and Compensation Committee reports on its actions regarding executive compensation to the Board.

The HR and Compensation Committee is supported by our human resources and legal departments upon request. In addition, the HR and Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Consultant”) in 2019. Consultant is a global human resources consulting firm, hired to assist the HR and Compensation Committee in discharging its responsibilities, which include conducting periodic reviews of the Company’s total compensation program for executive officers. Under a policy established by the HR and Compensation Committee, Consultant only performs work for the HR and Compensation Committee, the Board and other committees of the Board, and has not been retained by or performed work on behalf of our management for other benefits, compensation or recruiting services, or any other purposes. In assessing Consultant’s independence, the HR and Compensation Committee has considered a number of important factors including: the relationships that the Consultant has with the Company, the members of the HR and Compensation Committee and our executive officers, as well as the policies that the Consultant has in place to maintain its independence and objectivity, and has determined that the work performed by Consultant has raised no conflicts of interest.

Governance Committee

The Governance Committee consists of Mr. Hobbs (Chair), Ms. Letizio and Mr. Reitkopf. All members of the Governance Committee are independent directors as that term is defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules. The Governance Committee advises and makes recommendations to the Board on all matters concerning the selection of candidates as nominees for election as directors, corporate governance and other matters as specified in the Governance Committee’s charter or as directed by the Board. The responsibilities of the Governance Committee are set forth in the Governance Committee charter, which is reviewed regularly in light of SEC and applicable stock exchange regulations and is available on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx.

Director Qualifications, Board Diversity and Shareholder Nominations for Directors

The Governance Committee charter describes the attributes we seek in considering director candidates. The Governance Committee will consider persons recommended by shareholders in selecting nominees for election to the Board. The Governance Committee recommends qualified individuals who, if added to the Board, will provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for the Company. We have determined that a majority of our directors should be independent directors. While the Governance Committee does not have a formal diversity policy, diversity is one of the factors set forth in the Governance Committee’s charter in analyzing the qualifications for directors.

In evaluating potential nominees, the Board considers the person’s integrity, judgment, skill, experience with entities in related industries (i.e., consumer retailing, TV home shopping, TV programming, media, fulfillment, direct response marketing, e-commerce, technology, finance, mergers and acquisitions, and corporate law), public company experience, and commitment to devote the time and attention necessary to fulfill his or her responsibilities to the Company. It also considers the diversity of experience, race, ethnicity, gender and age of the nominees to complement and enhance the other members’ experiences and backgrounds.

Shareholders who wish to suggest qualified candidates should write to: iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Governance and Nominating Committee, c/o Corporate Secretary. All recommendations should state in detail the qualifications of the person for consideration by the Governance Committee and should be accompanied by an indication of the person’s willingness to serve.

Business Ethics Policies

We have adopted a business ethics policy applicable to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions. A copy of the policy is available on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx. In addition, we have adopted a code of ethics for our Chief Executive Officer and senior financial management; this policy also is available on our website at https://investors.imediabrands.com/governance/governance-documents/default.aspx.

Attendance and Meetings of the Board of Directors and Its Committees

Our business and affairs are managed by the Board, which held 12 meetings during fiscal 2019. During fiscal 2019, the Audit Committee held eight meetings; the HR and Compensation Committee held eight meetings; and the Governance Committee held six meetings. During fiscal 2019, none of our current directors attended fewer than 75% of the aggregate number of meetings of the Board and the various committees on which he or she served during fiscal 2019.

Compensation Committee Interlocks and Insider Participation

No member of the HR and Compensation Committee is now, or was during the last fiscal year, an officer or employee of the Company or of any of our subsidiaries. None of our executive officers has served on the Board or on the HR and Compensation Committee of any other entity, any of whose executive officers served either on the Board or on our HR and Compensation Committee.

EXECUTIVE COMPENSATION

Executive Summary

Business Overview

We are an interactive media company that manages ShopHQ, our nationally distributed shopping entertainment network, Bulldog Shopping Network and Media Services. ShopHQ offers a mix of proprietary, exclusive and name-brand merchandise in the categories of jewelry & watches, home & consumer electronics, beauty & wellness, and fashion & accessories directly to consumers 24 hours a day in an engaging and informative shopping experience via television, online and mobile devices. ShopHQ programming is distributed in more than 84 million homes through cable and satellite distribution agreements, agreements with telecommunications companies and arrangements with over-the-air broadcast television stations. ShopHQ programming is also streamed live online at shophq.com, a comprehensive digital commerce platform that sells products which appear on its television shopping network as well as an extended assortment of online-only merchandise, and is available on mobile channels and over-the-top platforms. Our programming and products are also marketed via mobile devices, including smartphones and tablets, and through the leading social media channels. Our nascent, but growing Media Services offers creative and interactive advertising and third-party logistics. During the fourth quarter of fiscal 2019, we launched the Bulldog Shopping Network, a niche television shopping network geared towards male consumers, and acquired Float Left and J.W. Hulme.

On July 16, 2019, we changed our corporate name to iMedia Brands, Inc. from EVINE Live Inc. Effective July 17, 2019, our Nasdaq trading symbol also changed from EVLV to IMBI. On August 21, 2019, we changed the name of our primary network, Evine, back to ShopHQ, which was the name of the network in 2014. All share numbers in this proxy statement have been revised to reflect our one-for-ten reverse stock split of our common stock that occurred on December 11, 2019.

2019 Performance

Our compensation structure is based on a pay for performance philosophy. The following metrics highlight our performance in fiscal 2019:

•	Net sales of $501.8 million, a decrease of 16% from 2018 fiscal year

•	Gross profit of $163.6 million, a decrease of 21% from 2018 fiscal year

•	Gross profit as a percentage of sales was 32.6% during fiscal 2019 compared to 34.7% for fiscal 2018

•	Net loss was $56.3 million for fiscal 2019 versus net loss of $22.2 million for fiscal 2018

•	EPS of ($7.54) compared to ($3.35) for fiscal 2018

•	Adjusted EBITDA[1] of ($18.4) million for fiscal 2019 compared to ($2.4) million for fiscal 2018

Prior Year Say-on-Pay Results

The Board values the opinions of our shareholders and carefully reviews and considers the outcome of our Say-on-Pay vote, along with other relevant factors, in evaluating the compensation program for the NEOs. In 2019, more than 98% of the votes cast were in favor of our executive compensation. The HR and Compensation Committee devotes time and resources to understanding shareholder feedback and analyzing the executive compensation programs with the assistance of its independent compensation consultant. In evaluating potential changes, the HR and Compensation Committee also takes into consideration market practices and the Company’s overarching compensation philosophy of attracting and retaining exceptional leaders and enabling them to behave like owners. Our current programs are materially the same as the programs approved at our 2019 Annual Meeting. We believe our programs effectively align with the interests of our shareholders.

Key 2019 Management Changes

On May 2, 2019, the Board appointed Timothy A. Peterman to serve as our Chief Executive Officer. Mr. Peterman initially joined the Company as Chief Financial Officer in March 2015, and was promoted to Chief Operating Officer and Chief Financial Officer in June 2017. He served in these roles until April 2018 and served as a non-officer employee of the Company through June 1, 2018. On May 2, 2019, Robert J. Rosenblatt, was terminated without cause from his position as our Chief Executive Officer in connection with the equity investment of Invicta Media Investments, LLC (“Invicta Media”), a subsidiary of IWCA owned by Mr. Lalo, that occurred on such date. See “Certain Relationships and Related Transactions” below for more information. Mr. Rosenblatt continued to serve as a member of the Board until October 1, 2019.

1 Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined and reconciled to net income on page 36 of our Annual Report on Form 10-K for fiscal 2019 filed with the Securities and Exchange Commission on April 30, 2020.

On May 29, 2019, we announced the implementation of a cost optimization event that included the following individuals ceasing to serve in their roles effective as of May 28, 2019: (i) Diana G. Purcel – EVP, Chief Financial Officer and (ii) Andrea M. Fike – EVP, General Counsel & Secretary. On May 27, 2019, the Board appointed Michael Porter as our SVP, Chief Financial Officer (and principal accounting officer). Pursuant to a cost optimization event, Mr. Porter ceased serving in this role effective as of January 30, 2020.

Compensation Discussion and Analysis

This compensation discussion and analysis is intended to provide an overview of the compensation awarded to, earned by, or paid to our named executive officers for 2019, including the material elements of the compensation paid to our named executive officers as outlined in the compensation tables included in this proxy statement. Our “named executive officers” or “NEOs” for 2019 are:

Name	Title
Timothy A. Peterman(1)	CEO & Interim Chief Financial Officer
Jean Sabatier	EVP, Chief Commerce Officer
James Spolar(2)	Former SVP, General Counsel
Robert J. Rosenblatt(3)	Former Chief Executive Officer
Diana G. Purcel(4)	Former EVP, Chief Financial Officer
Andrea M. Fike(5)	Former EVP, General Counsel

(1)	Mr. Peterman ceased serving as an executive officer on April 16, 2018. Subsequently, since May 2, 2019, Mr. Peterman has been serving as our Chief Executive Officer.

(2)	Mr. Spolar’s employment with the Company terminated on February 14, 2020.

(3)	Mr. Rosenblatt ceased serving as our Chief Executive Officer effective May 2, 2019. Mr. Rosenblatt served as a non-employee director from May 3, 2019 to October 1, 2019.

(4)	Ms. Purcel’s employment with the Company terminated on May 28, 2019.

(5)	Ms. Fike’s employment with the Company terminated on May 28, 2019.

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain exceptional leaders and enable them to behave like owners. When setting executive compensation, we apply a consistent approach for all executive officers and intend that the combination of compensation elements closely aligns the executives’ financial interests with those of our shareholders. The program is primarily designed to:

•	Attract, motivate and retain a highly capable and performance-focused executive team;

•	Promote a culture of employee owners whose financial interests are aligned with those of our shareholders;

•	Pay for performance such that total compensation reflects the individual performance of executives and the Company’s absolute and relative performance;

•	Promote a focus on equity value by tying executive compensation to the long-term enhancement of shareholder value;

•	Permit the HR and Compensation Committee to exercise independent judgment and approval authority with respect to establishing executive compensation programs, performance measures, and awards; and

•	Consider the potential stock dilution, cash flow, tax and reported earnings implications of executive compensation, consistent with the other objectives of the program.

Target total compensation is comprised of an appropriate balance of cash and equity and divided into three core elements: base salary, annual cash incentive compensation, and long-term incentive compensation. In support of our emphasis on significant ownership by executives, the HR and Compensation Committee offers long-term incentive opportunities that encourage stock ownership. Generally, the amount of compensation realizable from prior compensation does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the HR and Compensation Committee reviews and considers the number of outstanding and previously granted equity awards. In addition to promoting share ownership, our executive compensation objectives and philosophy focus on rewarding performance. This means that shareholder returns along with corporate, operating unit, and individual performance, both short-term and long-term, determine the largest portion of the executives’ pay opportunity.

Role of the HR and Compensation Committee and Executive Compensation Consultant

The HR and Compensation Committee oversees the administration of the executive compensation program and determines the compensation of our executive officers. The HR and Compensation Committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable Nasdaq rules. To assist the HR and Compensation Committee in discharging its responsibilities, the HR and Compensation Committee engages a Consultant, Frederic W. Cook & Co., Inc. The Consultant’s role is to develop analyses and competitive information and to provide independent advice to the HR and Compensation Committee related to executive compensation programs.

Process for Determining Executive Compensation

The HR and Compensation Committee reviews executive total compensation levels, including equity grants, during the first quarter of each fiscal year. Our CEO’s target total compensation package is set by the HR and Compensation Committee during an executive session, where the CEO is not present, based on the HR and Compensation Committee’s review of the competitive information prepared by the Consultant and assessment of the CEO’s individual performance in conjunction with the Company’s financial and operating performance. Target total compensation recommendations for other executive officers are made by the CEO and the head of human resources who work closely with the HR and Compensation Committee, after reviewing the executive’s and the Company’s performance in conjunction with the executive’s responsibilities and experience when compared to the competitive information prepared by the Consultant. The HR and Compensation Committee then determines the compensation of these executive officers.

Market Data Review

To gain an understanding of current compensation practices and competitive pay levels, we perform a “market check” which reviews each executive officer’s target total compensation in relation to comparably-sized companies based on general industry data derived from several published survey sources. For our most senior executives, we also take into account competitive compensation data for comparable positions from the proxy statements of a selected group of retail, e-commerce, media, and mail order catalog companies. In 2019, the HR and Compensation Committee engaged its Consultant to assist in reviewing our peer group. The companies in our peer group for 2019 are set forth in the following table.

2019 Peer Group
1-800-FLOWERS.COM, Inc.	Big 5 Sporting Goods Corporation	Build-A-Bear Workshop, Inc.
The Cato Corporation	Christopher & Banks Corporation	Etsy, Inc.
FTD Companies, Inc.	Lands’ End, Inc.	Liquidity Services, Inc.
Nutrisystem, Inc.	RTW Retailwinds	Shopify Inc.
Sleep Number Corporation	Trans World Entertainment Corporation	Tuesday Morning Corporation

We use this information as a reference point and to gain a better and more current understanding of prevailing compensation practices. Although the practices of other companies represent useful guidelines, the HR and Compensation Committee does not rely solely on the peer group data in making its individual compensation determinations, nor is this data a material factor in any such determination made by the HR and Compensation Committee. Rather, the HR and Compensation Committee takes into account various other factors such as individual performance, an individual’s primary duties and responsibilities, internal equity and affordability in setting individual executive compensation packages.

Risk Assessment

The HR and Compensation Committee has reviewed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirmed that our compensation arrangements are low in risk and do not foster undue risk taking because they focus on performance of Company-wide annual goals, including Adjusted EBITDA, that are aligned with the long-term interests of our shareholders and have strong governance appropriate risk-mitigating control mechanisms (such as incentive caps for the incentive programs and stock ownership guidelines).

Our Executive Compensation Program and Fiscal 2019 Performance

The primary elements of our executive compensation program are designed to be consistent with the compensation objectives described above. These key compensation elements are divided into three main categories which are outlined in the following table. The purpose of each element is provided to demonstrate how each component fits with the overall compensation objectives established by the HR and Compensation Committee, specifically, stock ownership and pay for performance. The fiscal 2019 performance outcomes column describes the result of each element.

Elements	Form	Purpose	Performance Measures	Fiscal 2019 Performance Outcomes
Base Compensation	Base salary paid in the form of cash compensation	Provide a fixed element of pay based on individual’s primary duties and responsibilities	Company and individual performance, experience level and contribution on primary duties and responsibilities	NEOs did not receive annual merit base pay increases

Annual Incentive Plan	Performance based cash compensation	Designed to reward achievement of specified annual corporate goals	Results to be measured against Adjusted EBITDA, and individual performance	NEOs did not receive payouts based on fiscal 2019 results, as described under the caption “Annual Incentive Plan” below

Long-Term Incentive Plan	Stock Options, Restricted Stock Units and Performance Share Units	Designed to encourage and reward shareholder value creation and to attract and retain talent	Individual’s level of responsibility and the Company’s performance	A long-term incentive award was granted as described under the caption “Long-Term Incentive Plan” below

Base Compensation

The Summary Compensation Table sets forth the actual base salary earned by each of our NEOs during fiscal 2019. The level of base salary takes into account job responsibilities, Company and individual performance, experience level and market competitiveness. Base salaries are generally reviewed annually in March, with any changes becoming effective in May. Annual adjustments are based on individual performance, performance of the area of responsibility, the Company’s performance, competitiveness versus the external market and budget availability for internal merit increases. No annual merit increases were made to the base salaries of our NEOs for fiscal 2019.

Annual Incentive Plan

An annual incentive opportunity is provided to encourage and reward the NEOs for making decisions that improve performance as measured by annual performance measures selected by the Committee. The annual incentive plan is designed to produce sustained shareholder value by establishing a direct link between these performance measures and the incentive compensation. The annual incentive opportunity is established each year as a percentage of an executive’s annual base salary and is targeted at the estimated median of our competitive market with the opportunity to earn more for above-target performance or less for below target performance. The HR and Compensation Committee administers the annual incentive plan in which the NEOs participate.

An annual incentive award is designed to reward achievement of annual financial and individual performance goals in the form of cash bonuses. The Company’s and the NEO’s performance determine the amount, if any, of awards earned. Targets are established annually for the Company as a whole and are based on our prior and anticipated future performance. For a given year, a payout at 100% of target annual incentive compensation is achieved when Company performance achieves the stated goals. The plan is designed to motivate continuous improvement in order to achieve payouts at or above target over time. Actual incentive payments could range from 50 to 200 percent of the targeted incentive opportunity based on corporate performance and individual performance goals. Performance below a threshold goal level results in no payout under the plan.

For 2019, the HR and Compensation Committee determined that the annual performance bonus for our NEOs would be based on the Company achieving a goal with respect to the Company’s Adjusted EBITDA (the “Pre-Bonus Adjusted EBITDA”). The performance bonus of the NEOs (other than the CEO) were weighted 80%-90% on the Company achieving the Pre-Bonus Adjusted EBITDA threshold of $0.3 million and 10%-20% on individual performance and the Company achieving the Pre-Bonus Adjusted EBITDA threshold of $(0.3) million. If threshold performance of the Pre-Bonus Adjusted EBITDA goal was not achieved, no bonuses would be payable. For our CEO, the annual performance bonus was based entirely on the Company achieving the Pre-Bonus Adjusted EBITDA goal. The HR and Compensation Committee selected the Pre-Bonus Adjusted EBITDA as the financial metric since most executives possess the ability to impact the Pre-Bonus Adjusted EBITDA, and the metric provides a balanced focus on sales and profitability. The target incentive opportunities (expressed as a percentage of base salary) for the NEOs for fiscal 2019 were as follows:

Name	Target Annual Short Term Incentive as a Percent of Base Salary for Fiscal 2019
Timothy A. Peterman	100%
Jean Sabatier	60%
James Spolar	40%
Diana G. Purcel	60%
Andrea M. Fike	60%

Mr. Rosenblatt did not participate in the annual incentive plan in fiscal 2019. Included below are the goals at Threshold, Target and Maximum and our actual result for fiscal 2019, reflected in millions of dollars. Because the Company did not meet the threshold goal for fiscal 2019, our NEOs did not receive any payout under the annual incentive plan.

Performance Measure	Threshold	Target	Maximum	Actual
Pre-Bonus Adjusted EBITDA – Company Performance	$0.3	$2.6	$13.7	$(18.4)
Pre-Bonus Adjusted EBITDA – Individual Performance	$(0.3)	$2.6	$13.7	$(18.4)

The goals set forth above reflect the amended goals approved by the HR and Compensation Committee in October 2019 rather than the goals initially approved by the HR and Compensation Committee in March 2019 for the annual incentive plan for fiscal 2019. As previously disclosed on Form 8-K, the HR and Compensation Committee determined to amend the annual incentive plan to modify the Adjusted EBITDA goals and to change the measurement period in order to appropriately incent the new management team, given the timing of changes in management and the Company’s financial performance prior to such changes.

Long-Term Incentive Plan

A key component of an executive officer’s compensation is long-term equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating shareholder value. The long-term equity incentive plan is designed to attract and retain exceptional leaders and enable them to behave like owners. The following is a general description of the vehicles we used in 2019.

Stock Option. A stock option allows the recipient to buy a certain number of shares of our common stock at a pre-determined “exercise price.” The exercise price is equal to the fair market value on the grant date. Stock options have a ten-year term and vest in three equal annual installments beginning on the first anniversary of the grant date, subject to certain post termination and change of control provisions. Unvested options are generally forfeited upon termination of employment. As a result, options are intended to retain key employees, including the NEOs, and align their interests with shareholders.

Restricted Stock Unit (“RSU”). An RSU is a promise to issue shares of our common stock in the future, provided the recipient remains employed with us through the award’s vesting period. The RSUs vest in three equal annual installments beginning on the first anniversary of the grant date, and unvested RSUs are generally forfeited upon termination of employment. As a result, RSUs are intended to retain key employees, including the NEOs, and align their interests with shareholders.

Performance Share Unit (“PSU”). A PSU is a promise to issue shares of our common stock in the future provided the recipient remains employed with us through the award’s vesting period and certain performance conditions are achieved. The PSUs granted in fiscal 2019 to the NEOs other than Mr. Peterman vest at the end of a three-year period, if at all, based on the Company’s Relative Total Shareholder Return (“TSR”) versus companies listed in the GICS 255020 - Internet & Catalog Retail Index. The number of shares that may be earned upon vesting of the PSUs ranges from 0% to 150% of the target number of PSUs, based upon the following table:

Relative TSR Performance Goal	Number of PSUs That Vest(1)
100th Percentile	150% (Maximum)
50th Percentile	100% (Target)
33rd Percentile	50% (Threshold)
Less than 33rd Percentile	0%
(1)	Vesting percentages for performance between Performance Goal data points are based on a linear interpolation.

The PSUs granted in fiscal 2019 to Mr. Peterman vest in three tranches, each tranche consisting of one-third of the units subject to the award. Tranche 1 vests on the one-year anniversary of the grant date, and tranche 2 vests on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $20.00 per share and Mr. Peterman has been continuously employed at least one year. Tranche 3 vests on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $40.00 per share and Mr. Peterman has been continuously employed at least two years.

Grant levels of each component of the long-term incentive program may vary from year to year and by participant, based on a variety of factors. The HR and Compensation Committee determines the award opportunity level for each executive officer based upon the individual’s responsibility level and potential within the Company, competitive practices, the number of shares available for grant, the individual’s and Company’s performance and the market price for our common stock.

The Company uses a combination of options, RSUs and PSUs for the long-term incentive (“LTI”) grant. In 2019, the award opportunity levels for each NEO and the mix of options, RSUs and PSUs granted to each NEO are as set forth below.

Name	Long Term Incentive (% of Salary)	Stock Options (% of LTI)	RSUs (% of LTI)	PSUs (% of LTI)
Timothy A. Peterman	150	—	—	100
Jean Sabatier	85	50	50	—
James Spolar	45	50	50	—
Robert J. Rosenblatt	150	—	50	50
Diana G. Purcel	85	—	50	50
Andrea M. Fike	85	—	50	50

The PSUs granted in fiscal 2018 for the fiscal 2018-2020 performance period did not vest and were forfeited since the TSR goals for such performance period were not achieved.

Employment Agreement with Timothy A. Peterman

On May 2, 2019, we entered into an executive employment agreement with Mr. Peterman providing for a two-year initial term, followed by automatic one-year renewals, and providing that Mr. Peterman will: (a) receive an annual base salary of $650,000, (b) be eligible for annual cash discretionary bonuses targeted at 100% of his annual salary (pro-rated for the 2019 fiscal year) with a maximum annual cash discretionary bonus equal to 200% of his annual salary, (c) receive 68,000 PSUs, and (d) receive a $150,000 relocation payment and temporary housing assistance while he relocates to our company’s headquarters.

Agreements with Robert J. Rosenblatt

On August 18, 2016, we entered into an employment agreement with Mr. Rosenblatt that provided for a two-year initial term, followed by automatic one-year renewals. Pursuant to the employment agreement, Mr. Rosenblatt’s base salary was set at $750,000 per year, and, provided that if certain annual performance goals were met, a cash bonus of $750,000 would be payable upon completion of the fiscal year ending January 28, 2017. Thereafter, Mr. Rosenblatt would be entitled to cash bonuses of at least 100% of his base salary if the target performance goals established by the Board were achieved. Mr. Rosenblatt was also eligible to participate in our annual cash incentive plans and programs as are generally provided to our senior executives and was entitled to receive a long-term incentive equity grant valued at 150% of his base salary. Pursuant to the employment agreement, the vesting of equity grants to Mr. Rosenblatt would accelerate upon Mr. Rosenblatt’s termination of employment with good reason or termination of Mr. Rosenblatt by us without cause within 12 months of a change of control. To assist with Mr. Rosenblatt’s commute to our headquarters in Eden Prairie, Minnesota, the employment agreement also provided that we would reimburse Mr. Rosenblatt for his commuting, temporary housing and transportation costs, and would pay an additional amount to make Mr. Rosenblatt whole for taxes on such reimbursement amounts.

In the event of a termination of Mr. Rosenblatt’s employment by us without cause or by Mr. Rosenblatt with good reason during the term of the employment agreement, Mr. Rosenblatt would receive severance benefits consisting of a cash severance payment equal to one and one-half times the sum of Mr. Rosenblatt’s base salary during the 12-month period immediately preceding the termination plus one times his target annual incentive bonus, to be determined based on such base salary. In the event of a termination due to a change in control, the multiple would be increased to two times Mr. Rosenblatt’s base salary during the 12-month period immediately preceding the termination plus two times the greater of the target annual incentive bonus he received for the immediately preceding fiscal year or the target annual incentive bonus determined based on his base salary. The severance is paid in equal installments or, following a change in control, in a lump sum, subject in each case to a six-month delay to the extent required for compliance with Section 409A of the Internal Revenue Code of 1986, as amended. In addition to severance, Mr. Rosenblatt would also receive: (i) a pro-rated annual cash incentive award for the year of termination to the extent the performance goals are achieved, if we do not renew the employment agreement or if Mr. Rosenblatt’s employment with us terminates as a result of a change of control, (ii) continued group health, dental and life insurance benefits for 18 months (24 months following a change in control) at no cost to Mr. Rosenblatt and (iii) pro-rata vesting of any long-term incentive awards, subject to the achievement of any performance goals.

As noted above, on May 2, 2019, Mr. Rosenblatt was terminated without cause from his position as our Chief Executive Officer and received severance pursuant to the terms of his employment agreement. Mr. Rosenblatt served as a non-employee director from May 3, 2019 until October 1, 2019 when he entered into a board resignation and consulting agreement with us providing that he would provide certain consulting services to the Company through the date prior to our next annual meeting of shareholders and during such time certain of Mr. Rosenblatt’s outstanding equity awards would continue to vest.

Executives’ Severance Benefit Plan

As further described under “Executives’ Severance Benefit Plan” below, we have established guidelines regarding severance for our senior executive officers whereby if a senior executive officer’s employment terminates for reasons other than change of control severance amounts may become payable.

Clawback Policy

We have implemented an executive compensation recovery, or clawback, policy, which covers all officers, providing for recoupment of certain compensation in the event we are required to restate our financial statements due to material non-compliance, as a result of misconduct of an executive officer or officers, with any financial reporting requirement under the securities laws. The policy complies with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Anti-Hedging and Anti-Pledging Policy

We have implemented an anti-hedging and pledging policy covering all directors, officers and employees which prohibits such individuals from:

•	holding any Company securities in a margin account or pledging Company securities as collateral for a loan;

•	engaging in puts or calls or other derivative transactions relating to the Company’s securities;

•	short-selling securities of the Company; and

•
purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of any equity securities of the Company.

The foregoing restrictions apply to all securities of the Company owned directly or indirectly by such individuals, including securities of the Company owned by family members where the individuals are deemed to beneficially own such securities, and their respective designees.

Stock Ownership Guidelines for Directors and Executive Officers

Consistent with our ownership philosophy, the Board has established stock ownership guidelines for non-management members of the Board and executive officers. Under the guidelines, non-management directors are required to own equity at a level equal to four times the amount of the annual cash retainer (not including any chair or vice-chair retainers) within five years of becoming subject to the guidelines. The guidelines also require that within five years of becoming subject to the guidelines, each executive officer must own equity at a level equal to a specified multiple of his or her annual base salary. The minimum equity ownership levels are four times the annual base salary for our CEO and two times the annual base salary for the other executive officers. Shares counted for purposes of the guidelines are fully-vested outstanding shares as well as a number of shares whose fair market value as of the most recent fiscal year end is equal to the aggregate amount by which the fair market value as of the most recent fiscal year end of the number of shares subject to vested and “in-the-money” stock option, stock appreciation right, RSU, deferred stock unit and similar awards held by the director or executive officer exceeds the aggregate exercise or purchase price for such number of shares. Shares subject to unvested equity awards do not count toward the ownership level under the guidelines. Until the director or executive officer has achieved the applicable ownership level, he or she must retain at least 50% of the “net profit shares” resulting from any stock option exercise or from the exercise, vesting or settlement of any other form of equity-based compensation award. “Net profit shares” refers to that portion of the number of shares subject to the exercise, vesting or settlement of an award that the director or executive officer would receive had he or she authorized us to withhold shares otherwise deliverable in order to satisfy any applicable exercise price or withholding taxes.

All director nominees and officers who have been subject to the ownership guidelines for at least five years comply with the guidelines, and the director nominees and officers who have been subject to the ownership guidelines for less than five years are continuing to make progress to achieve their stock ownership requirements.

Accounting and Tax Considerations

When establishing pay elements or associated programs, the HR and Compensation Committee reviews projections of the estimated pro forma expense and tax impact of all material elements of the Company’s executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element, which in many cases is equal to the performance period, and the Company realizes a tax deduction upon payment to and/or realization by the executive.

Compensation Committee Report

The HR and Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the HR and Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

THE HUMAN RESOURCES AND
COMPENSATION COMMITTEE

LISA A. LETIZIO (CHAIR)
JILL KRUEGER
AARON REITKOPF

Summary Compensation Table

The following table provides information for our last three completed fiscal years relating to compensation paid or granted to, or accrued by us on behalf of, our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Timothy A. Peterman(3)	2019	480,000	—		219,860	(4)	—	305,394	(5)	1,005,254
CEO and Interim CFO	2018	135,000	—		—		—	491,550		626,550
	2017	389,923	—		148,721		148,436	112,020		799,100

Jean Sabatier(6)	2019	207,692	—		39,813	(7)	26,787	5,538	(8)	279,830
EVP and Chief	2018	—	—		—		—	—		—
Commerce Officer	2017	71,658	—		73,992		73,744	460,374		679,768

James Spolar(9)	2019	144,231	12,500	(10)	20,900	(7)	13,926	4,183	(8)	195,740
Former SVP, General Counsel & Secretary

Robert J. Rosenblatt(11)	2019	201,923	—		181,871	(12)	—	1,958,814	(13)	2,342,608
Former CEO	2018	750,000	—		523,187		557,212	199,492		2,029,891
	2017	778,846	—		562,390		561,314	251,804		2,154,354

Diana G. Purcel(14)	2019	121,154	—		72,139	(15)	—	441,135	(16)	634,428
Former EVP & CFO	2018	275,962	—		42,500		27,748	7,673		353,883
	2017	—	—		—		—	—		—

Andrea M. Fike(17)	2019	120,731	—		72,139	(15)	—	441,122	(18)	633,992
Former EVP, General	2018	322,500	—		141,909		87,656	6,296		588,361
Counsel & Secretary	2017	229,471	—		63,000		43,986	6,326		342,783

(1)	Each amount represents the grant date fair value of stock-based awards granted during the fiscal year computed in accordance with FASB ASC Topic 718.

(2)
Each amount represents the grant date fair value of stock option awards granted during the fiscal year computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of the option awards granted in fiscal 2019 are set forth in Note 9, Shareholders’ Equity — Stock-Based Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2019 filed with the SEC on April 30, 2020. Amounts do not reflect compensation actually realized by the NEO.

(3)
Mr. Peterman joined the Company as Chief Financial Officer in March 2015 and was promoted to Chief Operating Officer and Chief Financial Officer in June 2017. He served in these roles until April 2018 and served as a non-officer employee of the Company through June 1, 2018. Mr. Peterman rejoined the Company as Chief Executive Officer on May 2, 2019.

(4)
Amount shown represents the grant date fair value of market-based PSUs granted in fiscal 2019 in conjunction with the appointment of Mr. Peterman as CEO of the Company. Grant date fair value was determined using a Monte Carlo valuation model based on assumptions and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate the value of the PSUs are set forth in Note 9, Shareholders Equity — Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2019 filed with the SEC on April 30, 2020.

(5)	Represents relocation assistance in the amount of $294,744 and $10,650 in company matching contributions to the 401(k).

(6)	Mr. Sabatier served as the Company’s Senior Vice President, Sales & Product Planning from 2008 to 2017 and rejoined the Company as Executive Vice President, Chief Commerce Officer in May 2019.

(7)	Represents RSUs awarded on May 30, 2019 to Mr. Sabatier and on August 5, 2019 to Mr. Spolar in connection with their joining the Company.

(8)	Represents company matching contributions to the 401(k) plan.

(9)	Mr. Spolar’s employment with the Company terminated on February 14, 2020.

(10)	Represents a sign-on bonus paid in connection with Mr. Spolar joining the Company on August 5, 2019.

(11)
Mr. Rosenblatt ceased serving as an executive officer on May 2, 2019. For compensation Mr. Rosenblatt received in connection with his service as a non-employee director in fiscal 2019, please see the Director Compensation Table.

(12)
Represents RSUs and PSUs awarded on April 1, 2019 as part of the Company’s long-term compensation program. The grant date fair value of the PSUs was determined using a Monte Carlo simulation methodology and is based on the probable outcome of the performance measure and are consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate the value of the PSUs are set forth in Note 9, Shareholders Equity — Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2019 filed with the SEC on April 30, 2020. At grant date, the value of the 2019 PSU awards, assuming maximum performance, would be $133,684 for Mr. Rosenblatt.

(13)
Represents severance of $913,461 paid in fiscal 2019 and $961,539 to be paid in fiscal 2020 in connection with Mr. Rosenblatt’s termination of employment, $78,010 of reimbursed commuting expenses and $5,804 in company matching contributions to the 401(k) plan.

(14)	Ms. Purcel’s employment with the Company terminated on May 28, 2019.

(15)
Represents RSUs and PSUs awarded on April 1, 2019 as part of the Company’s long-term compensation program. The grant date fair values of the PSUs were determined using a Monte Carlo simulation methodology and are based on the probable outcome of the performance measure and are consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate the value of the PSUs are set forth in Note 9, Shareholders Equity — Stock-Based Compensation, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2019 filed with the SEC on April 30, 2020. At grant date, the value of the 2019 PSU awards, assuming maximum performance, would be $53,022.

(16)
Represents severance of $437,500 paid in fiscal 2019 pursuant to the Executives’ Severance Benefit Plan in connection with Ms. Purcel’s termination of employment and $3,635 of 401(k) company match paid during fiscal 2019.

(17)	Ms. Fike’s employment with the Company terminated on May 28, 2019.

(18)
Represents severance of $437,500 paid in fiscal 2019 pursuant to the Executives’ Severance Benefit Plan in connection with Ms. Fike’s termination of employment and $3,622 of 401(k) company match paid during fiscal 2019.

Grants of Plan-Based Awards in Fiscal 2019
The following table sets forth certain information concerning plan-based awards granted to our NEOs during fiscal 2019. All share numbers in this proxy statement have been revised to reflect the Company’s one-for-ten reverse stock split of its outstanding common stock that occurred on December 11, 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price or Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)		Maximum ($)
Timothy A.		325,000	650,000	1,300,000	—	—		—	—		—		—	—
Peterman	5/2/19	—	—	—	—	68,000	(3)	—	—		—		—	219,860

Jean Sabatier		90,000	180,000	360,000	—	—		—	—		8,750	(4)	4.60	26,787
	5/30/19	—	—	—	—	—		—	8,750	(4)				39,813
	5/30/19	—	—	—	—	—

James Spolar		60,000	120,000	240,000	—	—		—	—		—		—	—
	8/5/19	—	—	—	—	—		—	—		5,000	(5)	4.10	13,926
	8/5/19	—	—	—	—	—		—	5,000	(5)				20,900

Robert J.	4/1/19	—	—	—	—	—		—	19,946(6)		—		—	92,749
Rosenblatt	4/1/19 (7)	—	—	—	8,670	17,339		26,009	—		—		—	89,122

Diana G.		105,000	210,000	420,000	—	—		—	—		—		—	—
Purcel	4/1/19	—	—	—	—	—		—	7,912(6)		—		—	36,791
	4/1/19(7)	—	—	—	3,439	6,877		10,316						35,347

Andrea M. Fike		105,000	210,000	420,000	—	—		—	—		—		—	—
	4/1/19	—	—	—	—	—		—	7,912(6)		—		—	36,791
	4/1/19(7)	—	—	—	3,439	6,877		10,316	—		—		—	35,347

(1)
Amounts in the columns above reflect possible payouts under awards made to our NEOs under our annual incentive plan described in this proxy statement under “Compensation, Discussion and Analysis.” The actual payouts for fiscal 2019 were based on the Company achieving an Adjusted EBITDA target, and there were no payouts made to our NEOs for the fiscal 2019 non-equity annual incentive plan.

(2)
Amounts shown equal the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair values are based on the probable outcome of the performance measure and are consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(3)
The PSUs were granted to Mr. Peterman outside of a plan in connection with his rejoining the Company. The PSUs vest in three tranches, each tranche consisting of one-third of the units subject to the award. Tranche 1 vested on May 2, 2020, the one-year anniversary of the grant date. Tranche 2 will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $20.00 per share and Mr. Peterman has been continuously employed at least one year. Tranche 3 will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $40.00 per share and Mr. Peterman has been continuously employed at least two years. The vesting of the second and third tranches can occur any time on or before May 1, 2029.

(4)
Stock options and RSUs granted on May 30, 2019 under the 2011 Omnibus Incentive Plan (the “2011 Plan”) were made in conjunction with the hiring and appointment of Mr. Sabatier as EVP and Chief Commerce Officer on May 30, 2019. These awards vest in equal annual installments over a three-year period beginning on the first anniversary date of grant.

(5)
Stock options and RSUs granted on August 5, 2019 under the 2011 Plan were made in conjunction with the hiring and appointment of Mr. Spolar as SVP, General Counsel on August 5, 2019. These awards vest in equal annual installments over a three-year period beginning on the first anniversary date of grant.

(6)
RSUs granted on April 1, 2019 under the 2011 Plan in connection with the Company’s annual long-term executive compensation program. These awards vest in equal annual installments over a three-year period beginning on the first anniversary date of grant.

(7)
PSUs granted on April 1, 2019 under the 2011 Plan in connection with the Company’s long-term equity incentive plan described under “Compensation Discussion and Analysis.” The number of PSUs earned is based on the Company’s total shareholder return relative to a group of industry peers over a three-year performance measurement period as described in footnote 5 to the Outstanding Equity Awards at Fiscal 2019 Year-End table below.

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table presents information regarding the outstanding equity awards held at the end of fiscal 2019 by our NEOs. Neither Ms. Purcel nor Ms. Fike had any equity awards outstanding at such time.

		OPTION AWARDS				STOCK AWARDS
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($/Share)	Option Expiration Date	Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable (#)	Unexercisable (#)			Number	Market Value($)(1)	Number	Market or Payout Value($)(1)
Timothy A. Peterman	5/2/19	—	—	—	—	22,666(2)	82,731	45,334(2)	165,469
Jean Sabatier	5/30/19	—	8,750(3)	4.60	5/30/29	8,750(3)	31,938	—	—
James Spolar	8/5/19	—	5,000(3)	4.10	8/5/29	5,000(3)	18,250	—	—
Robert J.	6/23/14	5,000(4)	—	49.80	6/23/24	—	—	—	—
Rosenblatt	8/18/16	37,585(3)	—	16.00	3/28/26	—	—	—	—
	3/27/17	40,326(3)	20,162(3)	13.30	3/27/27	—	—	—	—
	3/26/18	28,448(3)	56,895(3)	10.00	3/26/28	—	—	—	—
	3/26/18	—	—	—	—	—	—	24,448(5)	89,235
	4/1/19	—	—	—	—	19,946(3)	72,803	—	—
	4/1/19	—	—	—	—	—	—	8,670(5)	31,644
	7/12/19	—	—	—	—	7,558(6)	27,587	—	—

(1)	Market value of unvested or unearned shares is based on the $3.65 closing price of our common stock on January 31, 2020, the last trading day prior to the completion of our 2019 fiscal year.

(2)
The PSU award vests in three tranches. Tranche 1 (one-third of the shares subject to the award) vested on May 2, 2020, the one-year anniversary of the grant date. Tranche 2 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $20.00 per share and the executive has been continuously employed at least one year. Tranche 3 (one-third) will vest on the date the Company’s average closing stock price for 20 consecutive trading days equals or exceeds $40.00 per share and the executive has been continuously employed at least two years. The vesting of the second and third tranches can occur any time on or before May 1, 2029 if the executive has been continuously employed through the vesting date.

(3)	Options and RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant.

(4)	Amount represents the options granted to Mr. Rosenblatt on June 23, 2014 while holding the position of chairman of the Board. The options vested in full on the date of grant.

(5)
The number of market-based PSUs earned will be based on the Company’s TSR relative to a group of industry peers over a three-year performance measurement period. The percent of the target number of PSUs that will be earned based on the Company’s TSR percentile rank relative to the peer group is as follows: percentile rank below 33%, 0% vests; percentile rank of 33%, 50% vests; percentile rank of 50%, 100% vests and percentile rank of 100%, 150% vests. Vesting percentages for performance between performance goal data points will be based on a linear interpolation. The number of PSUs reported in the table reflects the threshold number of PSUs granted.

(6)	Amount represents RSUs granted to Mr. Rosenblatt on July 12, 2019 while serving on our Board of Directors. The RSUs vest in full on the day before our 2020 Annual Meeting.

Option Exercises and Stock Vested

The table below shows information regarding stock options exercised and RSUs vested during fiscal 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Timothy A. Peterman	—	—	—	—
Jean Sabatier	—	—	—	—
James Spolar	—	—	—	—
Robert J. Rosenblatt	—	—	—	—
Diana G. Purcel	—	—	1,666	7,164
Andrea M. Fike	—	—	4,084	17,169

(1)	Represents the market value of the common stock on the date of vesting.

All Other Compensation
Retirement Benefits

The Company’s NEOs may voluntarily elect to participate in the Company’s 401(k) plan. The Company currently provides a contribution match of $0.50 for every $1.00 contributed by eligible participants up to a maximum of 6% of eligible compensation. Matching contributions are contributed to the plan on a per pay period basis. The Company has suspended its employer matching contribution for fiscal 2020.

We do not provide a defined benefit plan to our NEOs or any of our other executive officers.

Nonqualified Deferred Compensation

We currently do not provide any nonqualified deferred compensation plans to our NEOs or other executive officers.

Health Benefits and Other Perquisites

We provide several benefit plan options, such as medical insurance, dental insurance, life insurance, short term disability insurance and long-term disability insurance. All full-time team members, including NEOs, are eligible for these benefits plans. These benefits are provided to enable us to attract and retain talent and are comparable to those provided by the companies in our peer group. All benefit plans are reviewed periodically with the HR and Compensation Committee.

In fiscal 2019, commuting and relocation perquisites were offered to certain NEOs. The perquisites offered were generally consistent with our policy for eligible relocating and commuting expenses, which are perquisites that were also offered to other eligible team members.

Severance Agreements and Severance Plan

Severance Provisions in Employment Agreement with Mr. Rosenblatt

The severance provision contained in Mr. Rosenblatt’s employment agreement are described above under “Compensation Discussion and Analysis.”

Executives’ Severance Benefit Plan

The Company has also adopted the iMedia Brands, Inc. Executives’ Severance Benefit Plan (“Plan”) to provide certain severance benefits to executive officers and designated employees (“Executives”). Because Mr. Rosenblatt has a separate agreement providing for severance benefits as described under “Agreements with Robert J. Rosenblatt” above, Mr. Rosenblatt is not entitled to benefits under the Plan. Under the terms of the Plan, if an Executive’s employment is terminated by the Company without “Cause” or by the Executive for “Good Reason” and no Change in Control has occurred, the Executive will receive the following:

Executive Level	Cash Severance Amount
Tier I Executive (Chief Executive Officer and Executive Vice Presidents)	An amount equal to 1 ¼ times the Executive’s highest base salary.
Tier II Executive (Senior Vice Presidents)	1 times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive separates from the Company

If within a one-year period (the “Benefit Period”) commencing on the date of a Change in Control (as defined in the Plan), an Executive’s employment is terminated by the Company without “Cause” or by the Executive for “Good Reason,” the Executive will be entitled to benefits under the Plan as set forth in the table below. In addition, an Executive who was a participant in the Plan on the date of the Change in Control will be entitled to benefits under the Plan if the Executive’s employment is terminated by the Company during the Benefit Period or the immediately preceding six months.

Executive Level	Cash Severance Amount
Tier I Executive (Chief Executive Officer and Executive Vice Presidents)
The sum of:
 • 1 ½ times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive separates from service; and
 • 1 ½ times the target annual incentive bonus determined from such base salary.

Tier II Executive (Senior Vice Presidents)
The sum of:
• 1 ¼ times the Executive’s highest annual rate of base salary during the 12-month period immediately preceding the date that the Executive separates from service, and
• 1 ¼ times the target annual incentive bonus determined from such base salary.

The Executive will also be entitled to reimbursement for a portion of the premium amount for COBRA coverage equal to the amount paid by other similarly situated Executives who have not been terminated and who receive similar group, health, dental and life insurance benefits. The Company shall provide such reimbursement for a period of eighteen months for Tier 1 Executives and fifteen months for Tier II Executives after the Executive’s employment terminates, subject to the Executive’s timely payment of his or her share of the applicable premiums. All severance pay or benefits are conditioned upon the applicable Executive’s execution of an effective release and his or her compliance with applicable covenants under the Plan (including non-solicitation, non-disparagement, confidentiality and non-use covenants).

The Plan defines “Cause” as what the term is expressly defined to mean in a then-effective written agreement between an Executive and the Company or, in the absence of any such then-effective agreement or definition, as (i) a material act of fraud which results in or is intended to result in an Executive’s personal enrichment at the expense of Company, including theft or embezzlement from the Company; (ii) public conduct by an Executive that is materially detrimental to the reputation of the Company; (iii) a material violation by an Executive of any written Company policy, regulation or practice; (iv) the willful or grossly negligent failure to adequately perform the duties of an Executive’s position to the material detriment of the Company; (v) the commission of conduct constituting a felony; (vi) a material breach by an Executive of any of the terms and conditions of an agreement with the Company; or (vii) the Executive continues to materially fail to perform the duties associated with Executive’s employment after being notified of such failure and given a reasonable opportunity to cure such failure.

“Good Reason” is defined in the Plan as, without an Executive’s written consent, (i) an adverse and material change in the Executive’s status, position or responsibilities as compared to the Executive’s status, position or responsibilities as in effect prior to such change; (ii) a material reduction in the amount of either the Executive’s annual base salary or target annual incentive program opportunity as in effect on the date she or he became a participant in the Plan, or as the same may be increased from time to time during the term of the Executive’s participation in this Plan; (iii) the failure to provide or continue in effect materially similar compensation and benefits, in accordance with the plans, practices, policies and programs of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company; (iv) the failure of any successor or assign of the Company to assume and expressly agree to perform the obligations under the Plan; (v) any purported termination of the Executive’s employment which is not effected in accordance with the applicable provisions of the Plan; and (vi) any request by the Company that the Executive participate in an unlawful act.

Potential Payments upon Termination, Non-Change in Control and After Change of Control

In the event an NEO’s employment terminated on February 1, 2020 (the last day of our last completed fiscal year) and the NEO was entitled to a severance payment, the named executive would have realized the payments set forth below. For Mr. Rosenblatt and Mses. Purcel and Fike, who were not serving as executive officers on February 1, 2020, we have included the actual severance received (or to be received) in connection with their terminations of employment during fiscal 2019.

Name	Non-Change of Control & Qualifying Termination	Change of Control & Qualifying Termination
Timothy A. Peterman	$812,500	$1,950,000
Jean Sabatier	$375,000	$720,000
James Spolar	$300,000	$525,000
Robert J. Rosenblatt	$1,875,000	n/a
Diana G. Purcel	$437,500	n/a
Andrea M. Fike	$437,500	n/a

Additional Potential Payments for Accelerated Equity Awards Upon Change in Control

Under the terms of our 2011 Plan, equity awards will accelerate in full upon a change in control involving a corporate transaction (as defined in the 2011 Plan) if: (1) such awards are not continued, assumed or replaced or (2) such awards are continued, assumed or replaced and the individual’s employment with the Company is terminated without cause within one year of the corporate transaction. For a change in control not involving a corporate transaction, the 2011 Plan provides the HR and Compensation Committee with discretion to accelerate vesting of outstanding equity awards. Pursuant to the terms of the PSU award agreements, in the event of either type of change of control, the number of units that will accelerate will be based on actual performance through the date of the change in control or termination of employment, as applicable. Under our 2004 Omnibus Stock Plan, accelerated vesting of equity awards is mandatory upon a change in control of the Board that is not approved by the then-current Board.

If any such accelerated vesting had occurred on February 1, 2020 (the last day of our fiscal year), then each of our NEOs serving on such date would have had RSUs accelerate having the values set forth in the table below. No other equity awards held by our NEOs as of such date would have had any value upon acceleration.

Name	Value of Accelerated RSUs ($)
Timothy A. Peterman	82,731
Jean Sabatier	31,938
James Spolar	18,250
Robert J. Rosenblatt	100,390

The value of the accelerated RSUs set forth in the table is based on the $3.65 closing price of our stock on February 1, 2020, the last day markets were open during our 2019 fiscal year.

PROPOSAL NO. 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal No. 2 is a proposal to approve, on an advisory basis, the 2019 compensation of the Company’s named executive officers as disclosed in this proxy statement.

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the 2019 compensation of our NEOs.

Our compensation philosophy is described in the Compensation Discussion and Analysis contained in this proxy statement. Shareholders are urged to read the Compensation Discussion and Analysis which also discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related tables and narrative disclosures which describe the compensation of our NEOs set forth under the caption “Executive Compensation” above. The HR and Compensation Committee and the Board believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our executive officers in 2019 reflects and supports these compensation policies and procedures.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of iMedia Brands, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, compensation tables, and related disclosures contained in the section of the proxy statement for the 2020 Annual Meeting of Shareholders captioned “Executive Compensation.”

Although this advisory vote is not binding on the Board, the Board and the HR and Compensation Committee will take into account the results of the vote when structuring our executive compensation programs. We currently intend to hold an annual non-binding advisory vote to approve our named executive officer compensation. Our next advisory vote will occur at our 2021 Annual Meeting of Shareholders.

The Board unanimously recommends that you vote FOR Proposal No. 2 to approve, on an advisory basis, the 2019 compensation of our named executive officers as disclosed in this proxy statement.

DIRECTOR COMPENSATION FOR FISCAL 2019
We use a combination of cash and stock-based compensation to attract and retain qualified Board members. In setting director compensation, we consider the significant amount of time that directors spend in fulfilling their duties as directors, committee members and chairs. The HR and Compensation Committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation. In 2019, as in prior years, the HR and Compensation Committee received proxy and survey data and analyses from its Consultant. Based on the results of the competitive analysis, the HR and Compensation Committee recommended and the Board approved amendments to the director compensation program to increase the annual cash retainer for the chairperson from $65,000 to $130,000 and for the vice chairperson from $40,000 to $105,000, effective as of June 13, 2019. The chairperson and the vice chairperson receive no additional retainers for serving on committees of the board. No other changes to the non-employee director compensation program were made for 2019.

The following table highlights the material elements of our non-employee director compensation program as of June 13, 2019.

Annual Compensation Element(1)	Compensation Value $
Cash Retainer	65,000
Chair Supplemental Cash Retainer	130,000
Vice Chair Supplemental Cash Retainer (if applicable)	105,000
Audit Committee Chair Cash Retainer	20,000
HR and Compensation Committee Chair Cash Retainer	15,000
Governance Committee Chair Cash Retainer	12,000
Audit Committee Member Retainer	10,000
Equity Award	65,000	(2)

(1)	Cash retainers are payable on a quarterly basis in arrears promptly following the end of each fiscal quarter, and subject to pro rata adjustment if the director did not serve the entire quarter.

(2)	Annual equity award vests in full one-year after the grant date (typically the annual meeting date).

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their service, including those incurred in attending meetings of the Board and committees. Directors who serve on special committees of the Board which are established from time to time may receive additional compensation as determined by the Board.

The following table shows information concerning compensation provided to each of our non-employee directors for services provided as a director during fiscal 2019.

Current Non-Employee Board Members:	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	Total ($)
Michael Friedman	48,573	39,977	—	88,550
Landel C. Hobbs	130,000	32,499	—	162,499
Benoît Jamar	39,782	32,499	—	72,281
Jill Krueger	31,875	—	—	31,875
Eyal Lalo (3)	48,573	39,977	—	88,550
Lisa A. Letizio	83,396	32,499	—	115,895
Aaron P. Reitkopf	36,033	32,499	—	68,532

Former Board Members:
Thomas D. Beers (4)	19,158	—	—	19,158
Neal S. Grabell (5)	52,201	32,499	—	84,700
Mark K. Holdsworth (4)	21,712	—	—	21,712
Robert J. Rosenblatt (6)	27,024	32,499	—	59,523
Fred R. Siegel (7)	29,144	—	—	29,144
Alex B. Spiro (7)	39,008	—	—	39,008

(1)
Amounts reported represent 100% of the grant date fair value of the RSU grant of 7,558 shares given to each of the directors. The valuation of these awards, in accordance with FASB Topic 718, is based on the closing price of our common stock on July 12, 2019, the date of grant. These shares are restricted and vest in full on the day before our 2020 Annual Meeting. The non-employee directors did not receive the full $65,000 RSU grant in fiscal 2019 given the limited shares available under the 2011 Omnibus Incentive Plan. For Mr. Friedman and Mr. Lalo, the amount also includes 100% of the grant date fair value of 2,043 RSUs granted to Mr. Friedman and Mr. Lalo upon their appointment as director on May 2, 2019, which vested in full on July 11, 2019.

(2)	As of February 1, 2020, our non-employee directors held unvested RSUs and options as follows:

Name	Unvested RSUs (#)	Options (#)
Michael Friedman	7,558	—
Landel C. Hobbs	7,558	3,000
Benoît Jamar	7,558	—
Jill Krueger	—	—
Eyal Lalo	7,558	—
Lisa A. Letizio	7,558	—
Aaron P. Reitkopf	7,558	—

(3)	Mr. Lalo declined to receive his full annual cash retainer for service as vice chairperson of the Board in fiscal 2019.

(4)	Resigned from the Board effective May 2, 2019.

(5)	Resigned from the Board effective September 11, 2019.

(6)	Mr. Rosenblatt served as a non-employee director from May 3, 2019 to October 1, 2019.

(7)	Ceased serving as directors on July 12, 2019, the date of our 2019 Annual Meeting of Shareholders.

PROPOSAL NO. 3:
APPROVE THE 2020 EQUITY INCENTIVE PLAN

On May 18, 2020, the Board, at the recommendation of the HR and Compensation Committee, approved the iMedia Brands, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), subject to approval by our shareholders at the Annual Meeting. The 2020 Plan became effective on the date it was approved by the Board and will replace the Company’s existing 2011 Omnibus Incentive Plan, as amended to date (the “2011 Plan”), which is the only plan under which equity awards are currently being granted. If the 2020 Plan is not approved by our shareholders by May 18, 2021, the 2020 Plan and any awards already made thereunder will be of no further force or effect.

After the 2020 Plan is approved by our shareholders, no new awards will be made under the 2011 Plan. The number of shares of our common stock that may be the subject of awards and issued under the 2020 Plan is 3,000,000. Awards outstanding under the 2011 Plan as of the date shareholders approve the 2020 Plan will continue to be subject to the terms of the 2011 Plan, but if those awards subsequently expire, are forfeited or cancelled or are settled in cash, the shares subject to those awards will become available for awards under the 2020 Plan.

As of May 2, 2020, a total of 890,327 shares were subject to outstanding awards under the 2011 Plan, of which 221,637 shares were subject to outstanding stock options with a weighted average exercise price of $12.88 per share and a weighted average remaining contractual term of 7.1 years, 302,963 shares were subject to unvested PSUs and 365,727 shares were subject to unvested RSUs. As of the same date, 51,152 shares were available for future awards under the 2011 Plan.

Shareholder Approval and Board Recommendation

Shareholder approval of the 2020 Plan is being sought in order to (i) satisfy the shareholder approval requirements of the Nasdaq Capital Market and (ii) obtain shareholder approval of the number of shares that may be subject to incentive stock options under Internal Revenue Code (“Code”) Section 422.

The Board recommends that our shareholders vote FOR the 2020 Plan because it includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, and will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees.

Key Compensation Practices

The 2020 Plan includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

•
No repricing of underwater options or stock appreciation rights without shareholder approval. The 2020 Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•
No discounted option or SAR grants. The 2020 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•
No liberal definition of “change in control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control may be imminent.

•	No automatic accelerated vesting of equity awards upon a change in control.

•
Limits on dividends and dividend equivalents. The 2020 Plan prohibits the payment of dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested awards other than options and SARs (“full value awards”) must be subject to the same restrictions and risk of forfeiture as the underlying shares or share equivalents.

Description of the 2020 Plan

The major features of the 2020 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2020 Plan, which is attached to this proxy statement as Appendix A.

Eligible Participants. Employees, consultants and advisors of the Company or any subsidiary, as well as non-employee directors of the Company, will be eligible to receive awards under the 2020 Plan. As of May 2, 2020, there were 665 employees, seven non-employee directors of the Company and an indeterminate number of consultants and advisors who would be eligible to receive awards under the 2020 Plan. Although not necessarily indicative of future grants under the 2020 Plan, as of May 2, 2020 four consultants or advisors have been granted awards under the 2011 Plan.

Administration. The 2020 Plan will be administered by the HR and Compensation Committee. To the extent consistent with applicable law, the HR and Compensation Committee may delegate its duties, power and authority under the 2020 Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our other directors or executive officers or to a committee of the board comprised of one or more directors. The HR and Compensation Committee may also delegate non‑discretionary administrative duties to other persons, agents or advisors.

The HR and Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The HR and Compensation Committee may also establish and modify rules to administer the 2020 Plan, adopt sub-plans applicable to certain awards, interpret the 2020 Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2020 Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2020 Plan prohibits us from repricing any outstanding “underwater” option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”

Available Shares and Limitations on Awards. A maximum of 3,000,000 shares of our common stock may be the subject of awards and issued under the 2020 Plan. The shares of common stock issuable under the 2020 Plan may come from authorized and unissued shares. The share limitations under the 2020 Plan are subject to adjustment for changes in our corporate structure or shares, as described below.

Any shares of common stock subject to an award under the 2020 Plan, or to an award under the 2011 Plan that is outstanding on the date our shareholders approve the 2020 Plan, that expires, is cancelled or forfeited, or is settled or paid in cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically replenish the 2020 Plan share reserve and become available for future awards. Any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, and any shares repurchased by the Company using option exercise proceeds shall become available for future awards.

Awards that may be settled solely in cash will not reduce the share reserve and will not reduce the shares authorized for grant to a participant in any calendar year. Awards granted or shares of our common stock issued under the 2020 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2020 Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre‑existing plan approved by its shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre‑existing plan may be used for awards under the 2020 Plan and will not reduce the share reserve under the 2020 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

Share Adjustment Provisions. If certain transactions with our shareholders occur that cause the per share value of our common stock to change, such as stock splits, spin‑offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the HR and Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2020 Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2020 Plan. Other types of transactions may also affect our common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the HR and Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2020 Plan, the HR and Compensation Committee will make such adjustments as it may deem equitable.

Types of Awards. The 2020 Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, and other stock‑based awards to eligible recipients. These types of awards are described in more detail below.

Options. Employees of our Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2020 Plan as of any date means the closing sale price of a share of our common stock on the Nasdaq Capital Market on that date. As of May 8, 2020, the closing sale price of a share of our common stock on the Nasdaq Capital Market was $2.07.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the HR and Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker‑assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the HR and Compensation Committee, and no option may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2020 Plan is equal to the size of the 2020 Plan’s share reserve as described above.

Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The HR and Compensation Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the HR and Compensation Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2020 Plan, as may be determined by the HR and Compensation Committee.

Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the HR and Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The HR and Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the HR and Compensation Committee. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2020 Plan, as may be determined by the HR and Compensation Committee. The HR and Compensation Committee may provide for the payment of dividend equivalents on stock unit awards and other stock‑based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.

Other Stock‑Based Awards. The HR and Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2020 Plan. The HR and Compensation Committee has discretion in determining the terms and conditions of such awards.

Transferability of Awards. In general, no right or interest in any award under the 2020 Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the HR and Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Change in Control.  If a change in control of the Company that involves a corporate transaction occurs, then the consequences will be as described below. If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within one year after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based full value award will be considered fully vested if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period elapsed prior to the participant’s termination of employment or other service.

If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction. In this scenario, performance-based full value awards will be considered fully vested in the same manner as described above, except that the proportionate vesting amount will be determined with respect to the portion of the performance period that elapsed prior to the corporate transaction. Alternatively, if outstanding awards are not continued, assumed or replaced, the Committee may elect to cancel such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

If a change in control of the Company occurs that does not involve a corporate transaction, the HR and Compensation Committee may, in its discretion, provide for one or more of the following with respect to awards under the 2020 Plan: (i) the cancellation of awards in exchange for payment to participants in cash and (ii) making such adjustments to the awards then outstanding as the HR and Compensation Committee deems appropriate to reflect such change in control, which may include the acceleration of vesting in full or in part. For purposes of the 2020 Plan, the following terms have the meanings indicated:

•
A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company.

•
A “change in control” generally refers to a corporate transaction (as defined above), the acquisition by a person or group of beneficial ownership of 33.33% or more of the voting power of our stock, or our “continuing directors” ceasing to constitute a majority of our board.

Effect of Termination of Employment. Unless otherwise set forth in an applicable agreement, if a participant ceases to be employed by or provide other services to us and our subsidiaries, awards under the 2020 Plan will be treated as set forth in the 2020 Plan. Upon termination for cause, all unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration. Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration. Upon termination for any reason other than cause, death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of termination; however, if the participant dies during such three‑month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination. Upon termination due to death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of termination. Under the 2020 Plan, “cause” is generally defined as (i) material failure to perform satisfactorily the duties reasonably required by the Company; (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of the Company’s business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the employee or demonstrates a willful and continuing disregard for the best interests of the Company and its affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its affiliates, their business or any of their customers, employees or vendors.

Effective Date and Term of the 2020 Plan. The 2020 Plan became effective on the date it was approved by the Board, subject to approval by the Company’s shareholders. Unless terminated earlier, the 2020 Plan will terminate on the tenth anniversary of the effective date. Awards outstanding under the 2020 Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2020 Plan unless otherwise provided in the applicable agreements. The Board may suspend or terminate the 2020 Plan at any time.

Amendment of the Plan. The Board may amend the 2020 Plan from time to time, but no amendments to the 2020 Plan will be effective without shareholder approval if such approval is required under applicable laws, regulations or stock exchange rules. Termination, suspension or amendment of the 2020 Plan may not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2020 Plan, based on current statutes, regulations and interpretations.

Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the 2020 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2020 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, there will be a “disqualifying disposition.” As a result of a disqualifying disposition, the participant will have ordinary income in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid (and the Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income); and the participant will have capital gain (which may be long term or short term) to the extent the fair market value on the date of the disqualifying disposition exceeds the fair market value of the shares acquired at the time of exercise. If the fair market value of the shares at the time of a disqualifying disposition are less than the exercise price paid, then the participant will have a capital loss, which may be subject to limitations.

Other Awards. The current federal income tax consequences of other awards authorized under the 2020 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2020 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the 2020 Plan

The HR and Compensation Committee has approved certain equity awards under the 2020 Plan which are subject to shareholder approval of the 2020 Plan. These awards are summarized in the table below. If the shareholders do not approve the 2020 Plan, these awards will be terminated and of no further force or effect, and the HR and Compensation Committee will consider what incentive compensation, if any, to provide in lieu of such awards.

Contingent Awards Under the 2020 Plan

Name & Principal Position	RSU Awards
Timothy A. Peterman	73,728
CEO & Interim Chief Financial Officer
All current executive officers	73,728
All current directors who are not executive officers	—
All employees who are not executive officers	—

The HR and Compensation Committee has not approved any other awards under the 2020 Plan as of the date of this proxy statement that are contingent upon shareholder approval of the 2020 Plan, and does not intend to do so prior to shareholder approval of the 2020 Plan. Moreover, because all awards under the 2020 Plan are within the discretion of the HR and Compensation Committee, neither the number nor types of future 2020 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

Equity Compensation Plan Information

The following table provides information as of February 1, 2020 for our compensation plans under which securities may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in 1st column)
Equity Compensation Plans Approved by Security Holders	524,193	(2)	$ 13.39	433,423	(3)

Equity Compensation Plans Not Approved by Security Holders	334,667	(4)	n/a	—
Total	858,860		$ 13.39	433,423

(1)	RSUs and PSUs are excluded when determining the weighted-average exercise price of options.

(2)	Includes outstanding options, RSUs and PSUs.

(3)
Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of outstanding options, warrants or rights, as follows: 433,423 shares under the 2011 Plan.

(4)	Includes 266,667 RSUs granted in connection with a commercial agreement with ABG-Shaq-LLC and 68,000 PSUs granted to Timothy A. Peterman in connection with his appointment as Chief Executive Officer.

The Board unanimously recommends that you vote FOR Proposal No. 3 to approve the Company’s 2020 Equity Incentive Plan.

PROPOSAL NO. 4:
AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO
INCREASE AUTHORIZED COMMON STOCK

On May 18, 2020, the Board adopted, subject to shareholder approval, an amendment to Article 3, Section A, of our Third Amended and Restated Articles of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock by 15,000,000 shares. The following discussion is qualified by the text of the Amendment, which is set forth in Appendix B attached to this proxy statement. The Board believes that the Amendment is necessary to maintain flexibility to issue shares of common stock for future corporate needs.

The additional authorized shares of common stock to be authorized by the Amendment would have rights identical to our current issued and outstanding shares of common stock. Issuance of the additional shares of common stock would not affect the rights of the holders of our issued and outstanding shares of common stock, except for effects incidental to any increase in the number of shares of common stock issued and outstanding, such as dilution of earnings per share and voting rights.

If the Amendment is approved by shareholders at the Annual Meeting, then it will become effective upon filing of a Certificate of Amendment with the Minnesota Secretary of State, which filing is expected to occur promptly following the Annual Meeting.

Capitalization
Our existing Amended and Restated Articles of Incorporation authorizes up to 10,000,000 shares of capital stock and 5,000,000 shares of common stock. As of May 2, 2020, we had 14,600,000 shares authorized for issuance as common stock and 400,000 shares authorized for issuance as preferred stock. As of May 2, 2020, we had no preferred stock issued and outstanding and estimate that the following shares of common stock were issued or reserved for future issuance:

•	8,972,816 were issued and outstanding;

•	227,787 were reserved for issuance upon exercise of outstanding stock options;

•	1,102,127 were reserved for issuance upon exercise of outstanding warrants;

•
1,219,075 were reserved for share issuances in subsequent closings pursuant to the Common Stock and Warrant Purchase Agreement, dated as of April 14, 2020, by and between iMedia Brands, Inc. and the purchasers listed therein (the “Securities Purchase Agreement”);

•	611,993 were reserved for warrant issuances in subsequent closings pursuant to the Securities Purchase Agreement;

•	50,000 were reserved for contingent consideration resulting from a business acquisition;

•	632,394 were reserved for issuance for RSUs;

•	348,295 were reserved for issuance for PSUs; and

•	51,152 were reserved and remain available for future grants under our 2011 Omnibus Incentive Plan.

Accordingly, at May 2, 2020, approximately 1,384,361 shares of common stock remained unreserved and available for future issuance. In consideration of the foregoing, the Board approved the Amendment in substantially the form set forth in Appendix B and has recommended that our shareholders do the same.

Reasons for the Amendment
We believe that the additional shares of authorized common stock are necessary to provide us with appropriate flexibility to utilize equity for business and financial purposes that the Board determines to be in the Company’s best interests on a timely basis without the expense and delay of a shareholders’ meeting. The Board believes that the remaining authorized common stock is not likely to be sufficient to permit us to respond to potential business opportunities or to pursue important objectives designed to enhance shareholder value.

The additional authorized shares of common stock will provide us with flexibility to use our common stock, without further shareholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities, expanding our business or acquiring assets through future transactions, entering into strategic relationships, providing equity-based compensation and/or incentives to employees, officer or directors, effective stock dividends or for other general corporate purposes. If the Amendment is approved by our shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock or securities convertible into common stock, except as may be required by applicable, law, regulation, or exchange listing rules.

Possible Effects of the Amendment

The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing shareholders. Because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of shareholders and could have a negative effect on the price of our common stock.

We are not proposing the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the Amendment is approved by shareholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management. The following other provisions of our Articles of Incorporation and Bylaws, in combination with the additional authorized shares may also have an anti-takeover effect of preventing or discouraging a change in control of the Company: (i) ability of the Board to designate the terms of and issue shares of preferred stock without further shareholder approval; (ii) limitations on who may call a special meeting of shareholders; and (iii) the absence of cumulative voting rights in the election of directors.

The Board unanimously recommends that you vote FOR Proposal No. 4 to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Relationships and Transactions

Relationship with Sterling Time, Invicta Watch Company of America, and Retailing Enterprises

On May 2, 2019 (the “Effective Date”), we entered into a common stock and warrant purchase agreement with certain individuals and entities, pursuant to which we issued and sold 800,000 shares of our common stock and warrants to purchase 350,000 shares of our common stock in a private placement, for an aggregate cash purchase price of $6,000,000. The closing under the Purchase Agreement occurred on the Effective Date. We agreed in the purchase agreement to appoint Timothy Peterman as our chief executive officer, Eyal Lalo, an owner of IWCA, as Vice Chair of the Board, and Michael Friedman to the Board.

The purchasers consisted of the following: Invicta Media, Retailing Enterprises, LLC, Michael Friedman and Leah Friedman, Timothy Peterman and certain other private investors. Invicta Media is owned by IWCA, which is the designer and manufacturer of Invicta-branded watches and watch accessories, one of our largest and longest tenured brands. Michael Friedman and Leah Friedman are owners and officers of Sterling Time, LLC (“Vendor”), which is the exclusive distributor of IWCA’s watches and watch accessories for television home shopping (the “Products”) and our long-time vendor. Under the purchase agreement, the purchasers agreed to customary standstill provisions related to the Company for a period of two years, as well as to vote their shares in favor of matters recommended by the Board for approval by our shareholders.

The warrants have an exercise price per share of $15.00 and are exercisable at any time and from time to time until May 2, 2024. The warrants provide that until May 2, 2020, the holders thereof will not acquire ownership of any of our assets, businesses or voting stock or propose to influence or control our management or policies or solicit proxies or consents with respect to our securities, subject to certain exceptions.

In connection with the closing under the purchase agreement, we entered into certain other agreements with IWCA, Vendor and the purchasers, including:

•	a vendor exclusivity agreement between the Company and Vendor, whereby

o
during the period beginning with the Effective Date and ending on the fifth anniversary of the Effective Date (or on the earlier termination of the Vendor Exclusivity Agreement) (the “Non-Competition Period”), Vendor and its affiliates and any spokesperson for the Products will not provide any rights to certain parties engaged in television shopping to use the trademarks associated with the Products or market, promote or sell the Products or any similar or competitive goods or services;

o
during the Non-Competition Period, Vendor grants the Company the right to market, promote and sell, through live or taped direct response video retail programming in the U.S. and Canada, the Products and any similar or competitive goods or services; and

o	the vendor exclusivity agreement is terminable by either party one year following a change in control of the Company.

•
a vendor agreement between the Company and Vendor, whereby Vendor grants the Company a license to the trademarks related to the Products and agrees to take other actions to assist us in marketing the Products, for a five-year term;

•
a letter agreement between the Company and IWCA (the “IWCA Letter Agreement”), whereby IWCA agrees to take, or refrain from taking as applicable, actions in support of the arrangements between the Company and Vendor;

•
a merchandise letter agreement between the Company and Vendor, whereby Vendor commits to purchase Products from IWCA in an amount no less than $25 million for offer to the Company for the fall season of 2019; and

•
a clawback agreement from each purchaser, whereby each purchaser agrees that in the event of an uncured breach of any of the IWCA Letter Agreement or Vendor Exclusivity Agreement, the warrants will be immediately cancelled and, for the shares purchased by Invicta Media, Michael and Leah Friedman and Timothy Peterman, we will have the right to repurchase the shares of common stock issued pursuant to the purchase agreement at a price of $3.73 per share or, if such shares have already been sold, we will be entitled to a cash payment equal to $3.77 per share.

Pursuant to the purchase agreement, on the Effective Date, Mr. Peterman purchased 16,666 shares of our common stock and a warrant to purchase 7,291 shares of our common stock for an aggregate purchase price of $125,000. Mr. Lalo is the owner of IWCA, which is the sole owner of Invicta Media. Mr. Friedman is an owner of Vendor. Pursuant to the purchase agreement, on the Effective Date, Invicta Media purchased 400,000 shares of our common stock and a warrant to purchase 252,656 shares of our common stock for an aggregate purchase price of $3,000,000. Pursuant to the purchase agreement, on the Effective Date, Michael and Leah Friedman purchased 180,000 shares of our common stock and a warrant to purchase 84,218 shares of our common stock for an aggregate purchase price of $1,350,000.

In our fiscal year ended February 1, 2020 and our current fiscal year through May 2, 2020, we purchased products, net of customary promotional funding and markdowns, from Vendor, an affiliate of Mr. Friedman, in the aggregate amount of $58.7 million and $11.8 million, respectively. We purchased goods from Vendor on standard commercial terms net of customary markdowns and promotional funding of $1.5 million for fiscal 2019. In addition, during the first quarter of fiscal 2019, we subsidized the cost of a promotional cruise for Invicta branded and other vendors’ products. The Vendor provides us with a customary, non-interest bearing, trade payable credit line. As of the end of our fiscal year ended February 1, 2020 and as of May 2, 2020, we had a net trade payable balance owed to Vendor of $1.6 million and $865,000, respectively.

Under the purchase agreement, we agreed to recommend that our shareholders vote to re-elect each of Eyal Lalo and Michael Friedman as a director of the Company at the 2019 annual meeting of shareholders for a term of office expiring at the 2020 annual meeting of shareholders, and to reflect such recommendation in the proxy statement for the 2019 annual meeting and solicit proxies in favor thereof. Messrs. Lalo and Friedman were re-elected by the Company’s shareholders at the 2019 annual meeting. For their service as non-employee members of the board of directors, Messrs. Friedman and Lalo receive compensation under the Company’s non-employee director compensation policy. Each director receives $65,000 in a cash retainer annually for service on our board. In addition, the Company’s non-employee directors receive an RSU award that vests on the day immediately prior to the next annual meeting of shareholders. On May 2, 2019, Messrs. Friedman and Lalo each received a prorated grant for the partial year, which resulted in an award of 2,044 RSUs, valued at $7,500, that vested on July 11, 2019. On July 12, 2019, Messrs. Friedman and Lalo were each granted an award of 7,558 RSUs, valued at $32,500, that will vest on the day immediately prior to the Company’s next annual meeting of shareholders.

Transactions with Retailing Enterprises, LLC

During fiscal 2019, the Company entered into an agreement and subsequently amended agreement to liquidate obsolete inventory to Retailing Enterprises, LLC for a total purchase price of $1.4 million. The inventory is currently stored at the Company’s fulfillment center under a bill and hold arrangement. The terms of the agreement provide for 12 monthly payments and revenue will be recognized as cash is received over the life of the contract. The Company recognized revenue of $154,000 from the bill and hold arrangement during fiscal 2019. As of February 1, 2020 and May 2, 2020, the Company had a net trade receivable balance owed from Retailing Enterprises of $1.2 million. During the first quarter of fiscal 2020, we accrued commissions of $61,000 to Retailing Enterprises, LLC for Company sales of the Invincible Guarantee program. The Invincible Guarantee program is an Invicta watch offer whereby customers receive credit on watch trade-ins within a five-year period. The program is serviced by Retailing Enterprises, LLC.

Transactions with Famjams Trading

The Company purchased products from Famjams Trading LLC (“Famjams Trading”), an affiliate of Mr. Friedman, in the aggregate amount of $2.2 million and $1.6 million during fiscal 2019 and our current fiscal year through May 2, 2020, respectively. In addition, the Company provided third party logistic services and warehousing to Famjams Trading, totaling $42,000 and $15,000 in fiscal 2019 and our current fiscal year through May 2, 2020, respectively. As of February 1, 2020 and May 2, 2020, the Company had a net trade payable balance owed to Famjams Trading of $488,000 and $656,000, respectively.

Transactions with TWI Watches

The Company purchased products from TWI Watches LLC (“TWI Watches”), an affiliate of Mr. Friedman, in the aggregate amount of $782,000 and $214,000 during fiscal 2019 and our current fiscal year through May 2, 2020, respectively. As of February 1, 2020 and May 2, 2020, the Company had a net trade payable balance owed to TWI Watches of $277,000 and $185,000.

Transactions with a Financial Advisor

In November 2018, the Company entered into an engagement letter with Guggenheim Securities, LLC pursuant to which Guggenheim was engaged to provide certain advisory services to the Company. A relative of Neal Grabell, who was a director of the Company at that time, was a managing director of Guggenheim Securities. During the fourth quarter of fiscal 2019, the Company accrued $1.0 million in connection with an amendment to the engagement letter. As of May 2, 2020, no amounts have been paid.

April 2020 Private Placement Securities Purchase Agreement

On April 14, 2020, the Company entered into a common stock and warrant purchase agreement with certain individuals and entities, pursuant to which the Company will issue and sell an aggregate of 1,951,012 shares of the Company’s common stock and warrants to purchase an aggregate of 979,190 shares of our common stock in a private placement, for an aggregate cash purchase price of $4,000,000.

The initial closing occurred on April 16, 2020 and the Company issued an aggregate of 731,937 shares and warrants to purchase an aggregate of 367,197 shares of the Company’s common stock for an aggregate cash purchase price of $1,500,000. Pursuant to the purchase agreement, subsequent closings each with an aggregate cash purchase price of $500,000, are expected to occur on each of May 23, 2020, June 1, 2020, and June 13, 2020, in which an aggregate of 243,569 shares and warrants to purchase an aggregate of 122,398 shares of the Company’s common stock will be issued and sold at each of May 23, 2020 and June 13, 2020, and an aggregate of 244,798 shares and warrants to purchase an aggregate of 122,399 shares of the Company’s common stock will be issued and sold on June 1, 2020, and a closing with an aggregate cash purchase price of $1,000,000 is scheduled to occur on July 11, 2020, in which an aggregate of 487,139 shares and warrants to purchase an aggregate of 244,798 shares of the Company’s common stock will be issued and sold at this closing. The warrants will have an exercise price per share of $2.66 and are exercisable at any time and from time to time from six months following their issuance date until April 14, 2025. The Company has included a blocker provision in the purchase agreement whereby no purchaser may be issued shares of our common stock if the purchaser would own over 19.999% of our outstanding common stock and, to the extent a purchaser in this offering would own over 19.999% of the Company’s outstanding common stock, that purchaser will receive fully-paid warrants (in contrast to the coverage warrants that will be issued in this transaction, as described above) in lieu of the shares that would place such holder’s ownership over 19.999%. Further, the Company included a similar blocker in the warrants (and amended the warrants purchased by the purchasers on May 2, 2019, if any) whereby no purchaser of the warrants may exercise a warrant if the holder would own over 19.999% of our outstanding common stock.

In addition, Sterling Time, an affiliate of Mr. Friedman, agreed that the Company is not required to pay any amounts otherwise payable to Sterling Time for providing vendor goods and services to the Company so long as the Company’s accounts payable balance to Sterling Time does not exceed (a) $3,000,000 through the last day of the Company’s third fiscal quarter of fiscal year 2020 and (b) $4,000,000 during the Company’s fourth fiscal quarter of fiscal year 2020.

The purchasers consist of the following: Invicta Media, Michael and Leah Friedman and Hacienda Jackson LLC. Invicta Media is owned by IWCA, which is the designer and manufacturer of Invicta-branded watches and watch accessories, one of our largest and longest tenured brands. Michael and Leah Friedman are owners and officers of Sterling Time, LLC , which is the exclusive distributor of IWCA’s watches and watch accessories for television home shopping and our long-time vendor. IWCA is owned by our Vice Chair and director, Eyal Lalo, and Michael Friedman also serves as a director of our company.

Under the purchase agreement, the purchasers agreed to customary standstill provisions related to our company for a period of two years through May 2, 2022, as well as to vote their shares in favor of matters recommended by our board of directors for approval by our shareholders for the same time period. Additionally, on April 14, 2020, we entered into a registration rights agreement with the purchasers, pursuant to which we agreed to register the shares of common stock and the shares issuable upon exercise of warrants held by the purchasers in accordance with the terms and conditions therein.

Related Person Transactions Approval Policy

The Board adopted a written related person transaction approval policy, which sets forth the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. This policy applies to any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which we are a participant and in which a related person has a direct or indirect interest where such person’s interest in the transaction(s) involves at least $120,000 in value. In order for the transaction, arrangement or relationship to be subject to this policy, there must be a financial aspect to the transaction, which may, for example, involve payments between us and the related person or otherwise provides value to one of the parties.

Under the policy, a related person is any (1) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of the Company; (2) greater than 5% beneficial owner of our common stock; or (3) immediate family member of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons- and daughters-in law, and brothers- and sisters-in-law and anyone residing in such person’s home, except for tenants or employees.

Prior to entering into any related person transaction, the Audit Committee must be presented with the relevant information about the proposed transaction in order for the committee to assess whether the related person transaction is beneficial to the Company and the proposed terms are fair to us. The committee is authorized to approve, deny, or approve subject to specified conditions, any related party transaction in its sole discretion. The policy also outlines certain factors that the Audit Committee may take into account in considering a related person transaction and itemizes certain routine transactions which are exempt from the policy.

The types of routine transactions that are exempt from the Company’s related person transaction policy consist of:

•
any employment by the Company of an executive officer of the Company if (a) the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K or (b) the executive officer is not an immediate family member of another executive officer, director or 5% or greater shareholder of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 of Regulation S-K if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board approve) the compensation;

•	any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;

•
any transaction in which the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends);

•
any transaction with another company at which a related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues; and

•	any transaction with a related person involving services as a bank depositary of funds, transfer agent, registration, trustee under a trust indenture, or similar services.

All of the transactions described in this section titled “Certain Relationships and Related Transactions” were approved or ratified by the Audit Committee.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

The Audit Committee is composed of three independent directors listed below and is responsible for overseeing our management and independent registered public accounting firm in respect of our accounting and financial reporting. In performing our oversight function, we rely upon advice and information received in our discussions with management and the independent registered public accounting firm.

We have (a) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended February 1, 2020 with management; (b) discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission; and (c) received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning their independence, and discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, we recommended to the Board that our audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2020 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

JILL KRUEGER (CHAIR)
LANDEL C. HOBBS
BENOÎT JAMAR

Fees Billed by Deloitte & Touche LLP

Deloitte & Touche LLP has been our independent registered public accounting firm since fiscal 2002. In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Deloitte & Touche LLP for fiscal 2019 and 2018.

Description of Fees	Fiscal 2019 Amount	Fiscal 2018 Amount
Audit Fees	$457,000	$457,000
Audit-Related Fees	224,600	62,600
Total Audit and Audit-Related Fees	681,600	519,600
Tax Compliance Fees	98,600	84,200
Tax Consultation and Advice Fees	41,300	60,100
Total Tax Fees	139,900	144,300
All Other Fees	—	—
Total	$821,500	$663,900

The following is a description of the above services:

Audit Fees. The audit fees set forth above for fiscal 2019 and fiscal 2018 consist of fees billed by Deloitte & Touche LLP for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the audit of our fiscal year-end financial statements.

Audit-Related Fees. The audit-related fees set forth above for fiscal 2019 and fiscal 2018 consist of fees billed by Deloitte & Touche LLP for consultation regarding other accounting matters and audit services that normally are provided by an independent registered public accounting firm in connection with filings or engagements, such as comfort letters, consents related to SEC registration statements and other services related to SEC matters for the fiscal year.

Tax Fees. The tax compliance fees set forth above consist solely of fees billed by Deloitte & Touche LLP for preparation of federal, state and local income tax returns and Internal Revenue Service audit assistance. The tax consultation and advice fees set forth above for fiscal 2019 and fiscal 2018 primarily consist of fees billed for consultation and assistance in connection with IRS section 382 and net operating loss matters, including change-in-control analysis, state sales tax nexus, preparation for tax planning regarding various federal and state income tax matters, as well as assistance with employee compensation tax matters.

All Other Fees. We were not billed any amounts by Deloitte & Touche LLP for other products and services during fiscal 2019 or fiscal 2018.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee charter requires that our Audit Committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent auditor’s independence, prior to engagement for these services. All such services performed in fiscal 2019 and fiscal 2018 were approved by our Audit Committee. Our Audit Committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our Audit Committee.

PROPOSAL NO. 5:
RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 5 is a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021.

Deloitte & Touche LLP has been our independent registered public accounting firm since fiscal 2002. Upon recommendation from our Audit Committee, the Board selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for our fiscal year ending January 30, 2021, subject to ratification by our shareholders. While it is not required to do so, the Board is submitting the selection of this firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our Audit Committee will reconsider its selection. Proxies solicited by the Board will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 30, 2021.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

The Board unanimously recommends that you vote FOR Proposal No. 5 to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the matters to be considered at the Annual Meeting, or at any adjournments or postponements thereof. We urge you to read the entire proxy statement carefully because the information in this section does not provide all information that might be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement, which you should read carefully.

Q: What is the purpose of the Annual Meeting?

A: The Annual Meeting is being held for the purpose of considering and taking action with respect to the following:

1.	To elect eight persons to serve as directors on the Board until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	To approve, on an advisory basis, the 2019 compensation of the Company’s named executive officers as disclosed in the proxy statement;

3.	To approve the 2020 Equity Incentive Plan;

4.	To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock;

5.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021; and

6.	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

Q: Who is entitled to vote at the Annual Meeting?

A: Only Company shareholders of record as of the close of business on May 28, 2020 will be entitled to notice of, and to vote at, the Annual Meeting. Our common stock is our only authorized and issued voting security. Every share is entitled to one vote on each matter that comes before the Annual Meeting. At the close of business on the record date, we had [●] shares of our common stock outstanding and entitled to vote.

Q: Who is entitled to attend the Annual Meeting?

A: All Company shareholders of record as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 8:30 a.m. CT. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), and you wish to vote your shares at the Annual Meeting, instead of by proxy, you will need to obtain a legal proxy issued to you by your broker or other nominee entitling you to vote at the Annual Meeting.

Q: What constitutes a quorum for the Annual Meeting?

A: The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” are counted in determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Q: What are my choices when voting on each proposal?

A: For Proposal No. 1, you may either vote FOR or WITHHOLD authority to vote for each nominee for the Board. You may vote FOR, AGAINST, or ABSTAIN on the other proposals included in this proxy statement.

Q: What vote is required to approve each proposal?

A: With respect to Proposal No. 1, directors are elected by a plurality of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal, which means that the eight nominees receiving the most votes will be elected. Shareholders do not have the right to cumulate their votes in the election of directors or with respect to any other proposal or matter.

For Proposal No. 2, the advisory vote to approve our named executive officers’ 2019 compensation as disclosed in this proxy statement is not binding on us. We will consider our shareholders to have approved Proposal No. 2 if the number of votes cast FOR this proposal exceeds the number of votes cast AGAINST this proposal.

For Proposal No. 3, Proposal No. 4 and Proposal No. 5, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting and entitled to vote on the proposals (provided that the number of shares voted in favor of such proposals constitutes more than 25% of the outstanding shares of our common stock) is required for approval of these proposals.

Q: How will votes to withhold authority, abstentions and “broker non-votes” be treated at the Annual Meeting?

A: Shares of our common stock represented at the Annual Meeting for which proxies have been received but with respect to which shareholders have withheld authority or abstained will be treated as present at the Annual Meeting for purposes of determining whether a quorum exists.

We will not count WITHHOLD authority as either for or against a director nominee, so WITHHOLD authority has no effect on the election of a director. Abstentions will have no effect on the advisory approval of Proposal No. 2. An abstention on Proposal No. 3, Proposal No. 4 and Proposal No. 5 will have the same effect as an AGAINST vote on the proposal.

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on discretionary, or routine, matters but not on non-discretionary, or non-routine, matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers normally have discretion to vote on routine matters, such as approval of the amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock (Proposal No. 4) and ratification of our independent registered public accounting firm (Proposal No. 5), but not on non-routine matters such as the election of directors (Proposal No. 1), the advisory vote on our 2019 executive compensation (Proposal No. 2), or the approval of the 2020 Equity Incentive Plan (Proposal No. 3). Accordingly, we urge you to direct your broker or nominee to vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

Consistent with our historical practice, if a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on proposals at the Annual Meeting, such “broker non-votes” will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be considered as present in person or by proxy and entitled to vote for purposes of determining the approval or disapproval of any proposal that requires the affirmative vote of the holders of a majority of the number of shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote. Therefore, except to the extent such broker non-votes could cause the affirmative vote total to be 25% or less of the number of our outstanding shares with respect to Proposal No. 3, Proposal No. 4 or Proposal No. 5, broker non-votes will have no effect on the outcome of Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4 or Proposal No. 5.

Q: What is the Board’s recommendation with regard to each proposal?

A: The Board makes the following recommendation with regard to each proposal:

•	The Board recommends a vote FOR all eight of the director nominees.

•	The Board recommends a vote FOR approval, on an advisory basis, of the 2019 compensation of the Company’s named executive officers as disclosed in this proxy statement.

•	The Board recommends a vote FOR approval of the 2020 Equity Incentive Plan.

•	The Board recommends a vote FOR approval of an amendment to the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock.

•	The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 30, 2021.

Q: What if I do not specify a choice for a proposal when returning a proxy?

A: Shareholders should specify their choice for each proposal in the matter described in the Notice Regarding Availability of Proxy Materials or in their proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

•	FOR the election of all eight of the director nominees;

•	FOR the advisory approval of the 2019 compensation of the Company’s named executive officers;

•	FOR approval of the 2020 Equity Incentive Plan;

•	FOR approval of an amendment to the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock; and

•
FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm as the Company’s independent registered public accounting firm for the year ending January 30, 2021.

Q: How can I vote at the Annual Meeting?

A: You may vote shares by proxy or at the Annual Meeting using one of the following methods:

•
Voting by Internet. You can vote over the Internet using the procedures and instructions described on the Notice Regarding Availability of Proxy Materials or proxy card. If you received a proxy card and vote over the Internet, you need not return your proxy card.

•
Voting by Telephone. You can vote by telephone using the directions on your proxy card by calling the toll-free number printed on the card. If you received a proxy card and vote by telephone, you need not return your proxy card.

•
Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by July 13, 2020.

•
Voting in Person. You can vote in person at the Annual Meeting if you are the record owner of the shares to be voted. If you hold your shares in “street name” (that is, through a broker or other nominee) and you wish to vote your shares at the Annual Meeting instead of by proxy, you will need to bring a legal proxy issued to you by your broker or other nominee entitling you to vote in person.

Q: What do I need to do if I plan to attend the Annual Meeting in person?

A: If you plan to attend the Annual Meeting in person, you must provide proof of your ownership of Company shares (such as a brokerage account statement or the voting instruction form provided by your broker) and a form of government-issued personal identification (such as a driver’s license or passport) for admission to the meeting. If you wish to vote at the Annual Meeting you will have to provide evidence that you owned Company shares as of May 28, 2020, the record date for the Annual Meeting. If you own your shares in the name of a bank or broker, and you wish to be able to vote at the Annual Meeting, you must obtain a proxy, executed in your favor, from the bank or broker, indicating that you owned Company shares as of the record date.

Failure to provide adequate proof that you were a shareholder on the record date may prevent you from being admitted to the Annual Meeting.

Q: Can I vote my shares without attending the Annual Meeting?

A: Yes. Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting. If you are a shareholder of record, you may vote without attending the Annual Meeting only by submitting a proxy by telephone, by Internet or by signing and returning a proxy card. If you hold your shares in street name you may vote by submitting voting instructions to your broker or other nominee, following the directions provided by such broker or other nominee.

Q: How do I access the proxy materials?

A: Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to these shareholders. We are mailing copies of our proxy materials to shareholders who request printed copies. If you received a Notice Regarding Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice Regarding Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice Regarding Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice Regarding Availability of Proxy Materials.

Q: Can I change my vote after I return my proxy?

A: Yes. You may revoke any proxy and change your vote at any time before the vote at the Annual Meeting. You may do this by:

•	signing and delivering to our Corporate Secretary a new proxy or a notice stating that your proxy is being revoked prior to the Annual Meeting;

•
calling the toll-free number on your proxy card and following the instructions to vote again, or by accessing the web site printed on your Notice Regarding Availability of Proxy Materials or proxy card and following the instructions to vote again; or

•	attending the Annual Meeting and voting at the Annual Meeting.

Attending the Annual Meeting alone will not revoke your proxy unless you specifically request it.

Q: May the Annual Meeting be adjourned?

A: If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Q: Who solicits proxies and who pays the expenses incurred in connection with the solicitation of proxies?

A: We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $18,000 in total. In addition, certain directors, officers and regular employees may solicit proxies by telephone, the Internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares. We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

Q: How may I obtain additional copies of the annual report and/or proxy statement?

A: Our annual report on Form 10-K for our fiscal year ended February 1, 2020 including audited financial statements and the proxy statement for our 2020 Annual Meeting are available online at https://investors.imediabrands.com/financials/annual-reports-and-proxies/default.aspx. Please follow the instructions on the Notice Regarding the Availability of Proxy Materials to request a paper copy of the materials. For additional printed copies, which are available without charge, please contact our corporate secretary by mail at iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

Q: What is the deadline for submitting a shareholder proposal, including director nominations, for inclusion in the proxy statement for our 2021 annual meeting?

A: We must receive shareholder proposals intended to be presented at our 2021 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than February 1, 2021. The inclusion of any shareholder proposals in those proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8. Written copies of all shareholder proposals should be sent to iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary. Under Sections 3.2 and 4.3 of our By-Laws, we must receive notice of any other shareholder proposal intended to be presented at our 2021 annual meeting of shareholders on or before April 14, 2021 but not earlier than March 15, 2021.

Q: What happens if other matters come up at the Annual Meeting?

A: The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the appointed proxies will vote your shares in accordance with their discretion.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our securities as of May 2, 2020 based on a total of 8,972,816 shares of common stock outstanding as of that date by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each of our NEOs, and (iv) all directors and executive officers as a group. Shareholders listed below possess sole voting and investment power with respect to their shares and have a mailing address of 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, unless otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Class
Non-Employee Directors and Director Nominees:
Michael Friedman(1)	Common	828,500	8.90%
Landel C. Hobbs(2)	Common	49,780	*
Benoît Jamar(3)	Common	7,558	*
Jill Krueger(4)	Common	4,930	*
Eyal Lalo(5)	Common	1,151,853	12.15%
Lisa A. Letizio(3)	Common	31,281	*
Aaron P. Reitkopf(3)	Common	7,558	*

Named Executive Officers:
Timothy A. Peterman(6)	Common	62,823	*
Jean Sabatier(7)	Common	23,299	*
James Spolar	Common	—	*
Robert J. Rosenblatt(8)	Common	299,969	3.26%
Diana G. Purcel	Common	1,666	*
Andrea M. Fike	Common	—	*

All directors and executive officers as a group (9 persons)(9)	Common	2,167,582	21.98%

5% or Greater Shareholders:
Invicta Media Investments, LLC (10)	Common	1,980,353	20.18%
3069 Taft Street
Hollywood, Florida 33021
*Represents less than 1% ownership.

(1)
Includes 7,558 unvested RSUs and warrants to purchase 84,218 shares of common stock that are presently exercisable or may become exercisable or vest within 60 days of May 2, 2020. Also includes 242,340 shares of common stock to be purchased within 60 days of May 2, 2020 pursuant to a common stock and warrant purchase agreement entered into on April 14, 2020.

(2)	Includes options to purchase and unvested RSUs covering a total of 10,558 shares that are presently exercisable or may become exercisable or vest within 60 days of May 2, 2020.

(3)	Includes 7,558 unvested RSUs that may vest within 60 days of May 2, 2020.

(4)	Includes 4,930 unvested RSUs that may vest within 60 days of May 2, 2020.

(5)
Includes 644,798 shares held by Invicta Media, a subsidiary of IWCA owned by Mr. Lalo. Also includes 7,558 unvested RSUs and warrants to purchase 252,656 shares of common stock that are presently exercisable or may become exercisable or vest within 60 days of May 2, 2020. Also includes 244,798 shares of common stock to be purchased within 60 days of May 2, 2020 pursuant to a common stock and warrant purchase agreement entered into on April 14, 2020.

(6)	Includes warrants to purchase 7,291 shares of common stock that are presently exercisable or may become exercisable or vest within 60 days of May 2, 2020.

(7)	Includes options to purchase and unvested RSUs covering a total of 5,834 shares that are presently exercisable or may become exercisable or vest within 60 days of May 2, 2020.

(8)	Includes options to purchase and unvested RSUs covering a total of 216,137 shares that are presently exercisable or may become exercisable or vest within 60 days of May 2, 2020.

(9)
Includes options and warrants to purchase and unvested RSUs covering a total of 403,277 shares that are presently exercisable or may become exercisable or vest within 60 days of May 2, 2020. Also includes 487,138 shares of common stock to be purchased within 60 days of May 2, 2020 pursuant to a common stock and warrant purchase agreement entered into on April 14, 2020.

(10)
Includes 15,116 unvested RSUs and warrants to purchase 336,874 shares of common stock that are presently exercisable or may become exercisable or vest within 60 days of May 2, 2020. Also includes 487,138 shares of common stock to be purchased within 60 days of May 2, 2020 pursuant to a common stock and warrant purchase agreement entered into on April 14, 2020. The purchase agreement contains blocker provisions whereby no purchaser may be issued shares of our common stock if the purchaser would own over 19.999% of our outstanding common stock and no purchaser of warrants may exercise a warrant if the holder would own over 19.999% of our outstanding common stock.  Additional information can be found in the joint Schedule 13D/A filed on April 24, 2020 by Invicta Media, IWCA, Eyal Lalo, Michael Friedman and Leah Friedman.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of any class of our voting securities to file reports of their ownership of our common stock and changes in their ownership with the SEC. Based on a review of reports filed by these reporting persons and written representations by our directors and executive officers, we believe that all of our directors, executive officers and persons who own more than ten percent of any class of our voting securities complied with all filing requirements applicable to them except that: (1) Mr. Benoit filed one late Form 3 report and one late Form 4 report reporting an RSU award and (2) Mr. Reitkopf filed one late Form 4 reporting an RSU award.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

The deadline for our receipt of any shareholder proposals intended to be presented at our 2021 Annual Meeting of Shareholders and included in the proxy statement for that meeting is February 1, 2021. The inclusion of any shareholder proposals in those proxy materials is subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

In addition, Sections 3.2 and 4.3 of the Company’s By-Laws contain advance notice provisions requiring that, if a shareholder wants to present a proposal (other than pursuant to Rule 14a-8) or nominate directors at our 2021 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof in accordance with the By-Laws. In order to be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than April 14, 2021 nor earlier than March 15, 2021. The By-Laws set forth detailed information that must be submitted with any shareholder proposal or director nomination. In the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary date of the 2020 Annual Meeting, however, notice by the shareholder must be delivered, or mailed and received, not later than the 90th day prior to the 2021 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2021 Annual Meeting is first made. A copy of the full text of the By-Laws may be obtained by writing to the attention of our Corporate Secretary at the address below. Written copies of all shareholder proposals should be sent to iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary.

ANNUAL REPORT AND AVAILABLE INFORMATION

Our annual report containing audited financial statements for our fiscal years ended February 1, 2020 and February 2, 2019 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.imediabrands.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this proxy statement. Our common stock trades on the Nasdaq Stock Market under the symbol “IMBI.”

Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: iMedia Brands, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: Corporate Secretary or calling (952) 943-6000. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC’s website at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered shareholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this proxy statement. If other matters are properly presented at the Annual Meeting and you are a shareholder of record and have submitted a completed proxy card or voting instruction form, the persons named as proxies in such proxy card or voting instruction form will vote your shares in accordance with their discretion.

No appraisal or dissenters’ rights will be available to Company shareholders in connection with the proposals to be considered at the Annual Meeting.

By Order of the Board of Directors

Timothy A. Peterman

APPENDIX A

IMEDIA BRANDS, INC. 2020 EQUITY INCENTIVE PLAN

IMEDIA BRANDS, INC.
2020 EQUITY INCENTIVE PLAN

1.          Purpose.  The purpose of the iMedia Brands, Inc. 2020 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success.

2.          Definitions.  In this Plan, the following definitions will apply.

(a)          “Affiliate” means any entity that is a Subsidiary or Parent of the Company.

(b)          “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto.  An Agreement is subject to the terms and conditions of the Plan.

(c)          “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.

(d)          “Board” means the Board of Directors of the Company.

(e)          “Cause” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, a Participant’s (i) material failure to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of the Company’s business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors.

(f)          “Change in Control” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, one of the following:

(1)          An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 33.33% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A)          any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing (including by providing services to the Company in lieu of cash for purposes of providing additional liquidity to the Company) to the Company;

(B)          any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan;

(C)          any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 33.33% or more of the Company’s Voting Securities; or

(D)          with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 33.33% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.  Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of 33.33% or more of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to subsection 2(f)(3).

(2)          Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3)          A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 70% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(g)          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.  For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

(h)          “Committee” means two or more Non‑Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.

(i)          “Company” means iMedia Brands, Inc., a Minnesota corporation, and any successor thereto.

(j)          “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.

(k)          “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.

(l)          “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(m)          “Employee” means an employee of the Company or an Affiliate.

(n)          “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(o)          “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(p)          “Fair Market Value” means the fair market value of a Share determined as follows:

(1)          If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)          If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(q)          “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.

(r)          “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(s)          “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

(t)          “Non-Employee Director” means a member of the Board who is not an Employee.

(u)          “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price.  An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.  A “Non‑Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(v)          “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(w)          “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(x)          “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.

(y)          “Performance Measure” may include one or more of the following: revenues; gross profit; income from operations; net income; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and share-based compensation expense; net income per share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; cash flow per share; operating assets; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; and implementation or completion of critical projects. Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

(z)          “Plan” means this iMedia Brands, Inc. 2020 Equity Incentive Plan, as amended and in effect from time to time.

(aa)          “Prior Plan” means the Company’s 2011 Omnibus Incentive Plan.

(bb)          “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(cc)          “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.  A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate.  Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(dd)          “Service Provider” means an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ee)          “Share” means a share of Stock.

(ff)          “Stock” means the common stock, $0.01 par value per Share, of the Company.

(gg)          “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(hh)          “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(ii)          “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(jj)          “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.  The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(kk)          “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3.          Administration of the Plan.

(a)          Administration.  The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)          Scope of Authority.  Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)          determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)          cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3)          adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

(4)          granting Substitute Awards under the Plan; and

(5)          taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers.

(c)          Awards to Foreign Service Providers.  The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan.  In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)          Acts of the Committee; Delegation.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee.  Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h).  To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company.  The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)          Finality of Decisions.  The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)          Indemnification.  Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan.  This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf.  The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.          Shares Available Under the Plan.

(a)          Maximum Shares Available.  Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 3,000,000.  No further awards may be made under the Prior Plan after the effective date of this Plan.  Shares issued under the Plan may come from authorized and unissued shares.  In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)          Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

(2)          Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3)          Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(4)          Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)          Effect of Forfeitures and Other Actions.  Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the Shares subject to such Award (including as a result of the settlement in Shares of the exercise of a Stock Appreciation Right) shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished.  In addition, if (i) payment of the exercise price of any Award or Prior Plan Award is made through the tendering (either actually or by attestation) of Shares by the Participant or by the withholding of Shares by the Company, (ii) satisfaction of any tax withholding obligations arising from any Award or Prior Plan Award occurs through the tendering (either actually or by attestation) of Shares by the Participant or by the withholding of Shares by the Company, or (iii) any Shares are repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, then the Shares so tendered, withheld or repurchased shall become available for Awards under this Plan and the share reserve under Section 4(a) shall be correspondingly replenished.

(c)          Effect of Plans Operated by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a).  Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d)          No Fractional Shares.  Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.  No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

5.          Eligibility.  Participation in the Plan is limited to Service Providers.  Incentive Stock Options may only be granted to Employees.

6.          General Terms of Awards.

(a)          Award Agreement.  Each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee.  If an Agreement calls for acceptance by the Participant, the Award evidenced by the Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant.  An Award to a Participant may be made singly or in combination with any form of Award.  Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)          Vesting and Term.  Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and the applicable vesting conditions and any applicable performance period.  The Committee may provide in an Agreement for such vesting conditions and timing as it may determine.

(c)          Transferability.  Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution.  Any attempted transfer in violation of this Section 6(c) shall be of no effect.  The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant.  Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof.  For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d)          Designation of Beneficiary.  To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death.  Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.

(e)          Termination of Service.  Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):

(1)          Upon termination of Service for Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2)          Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3)          Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination.  However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(4)          Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(f)          Rights as Shareholder.  No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g)          Performance-Based Awards.  Any Award may be granted as a performance-based Award if the Committee establishes performance goals to be attained based on one or more Performance Measures, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award.  The Committee will select the applicable Performance Measure(s) and specify the performance goal(s) based on those Performance Measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and determine the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned, including the degree to which applicable performance goals have been satisfied.  The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, an equity restructuring (as described in Section 12(a)), acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an Award.

(h)          Dividends and Dividend Equivalents.  No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award.  Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate.  In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate.  The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents.  Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

7.          Stock Option Awards.

(a)          Type and Exercise Price.  The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option.  The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b)          Payment of Exercise Price.  The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise.  The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)          Exercisability and Expiration.  Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement.  No Option Award shall be exercisable at any time after its scheduled expiration.  When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d)          Incentive Stock Options.

(1)          An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code.  To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award.  The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be equal to the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

(2)          No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined Voting Power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

(3)          For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract.  If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4)          If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5)          The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.

8.          Stock Appreciation Right Awards.

(a)          Nature of Award.  An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares.  The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)          Exercise of SAR.  Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement.  No SAR Award shall be exercisable at any time after its scheduled expiration.  When a SAR Award is no longer exercisable, it shall be deemed to have terminated.  Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.  The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9.          Restricted Stock Awards.

(a)          Vesting and Consideration.  Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion.  The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)          Shares Subject to Restricted Stock Awards.  Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant.  Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby.  Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions.  Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee.  Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.          Stock Unit Awards.

(a)          Vesting and Consideration.  A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion.  If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)          Settlement of Award.  Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

11.          Other Stock-Based Awards.  The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan.  The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.  The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.          Changes in Capitalization, Corporate Transactions, Change in Control.

(a)          Adjustments for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)          Corporate Transactions.  Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1)          Continuation, Assumption or Replacement of Awards.  In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below.  A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards.  For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

(2)          Acceleration.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction.  The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants.  The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

(3)          Payment for Awards.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3).   The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3).  The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award.  If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant.  With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2).  Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4)          Termination After a Corporate Transaction.  If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within one year after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 12(b)(2), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).

(c)          Other Change in Control.  In the event of a Change in Control that does not involve a Corporate Transaction, the Committee may, in its discretion, take such action as it deems appropriate with respect to outstanding Awards, which may include: (i)  providing for the cancellation of any Award in exchange for payments in a manner similar to that provided in Section 12(b)(3) or (ii) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change in Control, which may include the acceleration of vesting in full or in part. The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

(d)          Dissolution or Liquidation.  Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  An Award will terminate immediately prior to the consummation of such proposed action.

(e)          Parachute Payment Limitation.  Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax.

13.          Plan Participation and Service Provider Status.  Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally.  Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.          Tax Withholding.  The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares.  In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.          Effective Date, Duration, Amendment and Termination of the Plan.

(a)          Effective Date.  The Plan shall become effective on the date it is approved by the Board, subject to approval by the Company’s shareholders, and the date of such Board approval shall be considered the date of the Plan’s adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i).  If the Company’s shareholders fail to approve the Plan within 12 months of its approval by the Board, the Plan and any Awards already made thereunder will be of no further force or effect.

(b)          Duration of the Plan.  The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”).  Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.

(c)          Amendment and Termination of the Plan.  The Board may at any time terminate, suspend or amend the Plan.  The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed.  No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)          Amendment of Awards.  Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i).

(e)          No Option or SAR Repricing.  Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

16.          Other Provisions.

(a)          Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant.   To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)          Limits of Liability.  Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c)          Compliance with Applicable Legal Requirements and Company Policies.  No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed.  During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction.  Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).

(d)          Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)          Governing Law.  To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)          Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)          Code Section 409A.  It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent.  The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law.  Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)          If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2)          If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death.  Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

(h)          Rule 16b-3.  It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3.  If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict.  To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)          Forfeiture and Compensation Recovery.

(1)          The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)          Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law.  Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

APPENDIX B

PROPOSED AMENDMENT
TO ARTICLE 3 OF THE
THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
IMEDIA BRANDS, INC.

ARTICLE 3
CAPITAL

A.
The Corporation is authorized to issue Ten Million (10,000,000) shares of capital stock and Twenty Million (20,000,000) ~~Five Million (5,000,000)~~ shares of common stock, having a par value of one cent ($.01) per share in the case of common stock, and having a par value as determined by the Board of Directors in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of the State of Minnesota.

B.
In addition to any and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of the Corporation’s outstanding shares.

C.
The Board of Directors shall also have the authority to issue rights to convert any of the Corporation’s securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.

B-1

IMEDIA BRANDS, INC.
6740 SHADY OAK RD
MINNEAPOLIS, MN 55344

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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Michael Friedman 02) Landel C. Hobbs 03) Benoit Jamar 04) Jill Krueger 05) Eyal Lalo
06) Lisa A. Letizio 07) Timothy A. Peterman 08) Aaron P. Reitkopf

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000469913_1 R1.0.1.18

iMedia Brands, Inc.
Annual Meeting of Shareholders
July 13, 2020 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Timothy A. Peterman or Jean Sabatier, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of iMedia Brands, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on July 13, 2020, at the iMedia Brands, Inc. Corporate Offices, 6690 Shady Oak Road, Eden Prairie, MN 55344, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the proxies.

Continued and to be signed on reverse side

0000469913_2 R1.0.1.18